                                                               Exhibit 10

                                                       CONFORMED COPY



================================================================================


                              U.S. $1,000,000,000


                                CREDIT AGREEMENT


                           dated as of July 12, 1996

                                     among


                          MARRIOTT INTERNATIONAL, INC.
                                  as Borrower,


                             THE BANKS NAMED HEREIN
                                   as Banks,


                                 CITIBANK, N.A.
                            as Administrative Agent,


                            THE BANK OF NOVA SCOTIA
                            as Documentation Agent,


                            THE BANK OF NOVA SCOTIA
                           as Letter of Credit Agent


                                      and


                         THE CHASE MANHATTAN BANK, N.A.
                                      and
                       THE FIRST NATIONAL BANK OF CHICAGO
                               as Managing Agents

================================================================================

         Exhibits D and E are photocopies of the opinions as delivered.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01. Certain Defined Terms........................   1
     1.02. Computation of Time Periods..................  26
     1.03. Accounting Terms.............................  26

                                   ARTICLE II
                         AMOUNTS AND TERMS OF THE LOANS

     2.01. The Revolving Loans..........................  27
     2.02. The Competitive Bid Loans....................  27
     2.03. The Swing Loans..............................  29
     2.04. The Letters of Credit........................  29
     2.05. Fees.........................................  30
     2.06. Reductions and Increases of the Commitments..  31
     2.07. Repayment....................................  34
     2.08. Interest.....................................  35
     2.09. Interest Rate Determinations.................  36
     2.10. Prepayments..................................  38
     2.11. Payments and Computations....................  39
     2.12. Taxes........................................  40
     2.13. Sharing of Payments, Etc.....................  43
     2.14. Conversion of Revolving Loans................  44
     2.15. Extension of Termination Date................  45

                                  ARTICLE III
                        MAKING THE LOANS AND ISSUING THE
                               LETTERS OF CREDIT

     3.01. Making the Revolving Loans..................  49
     3.02. Making the Competitive Bid Loans............  51
     3.03. Making the Swing Loans, Etc.................  54
     3.04. Issuance of Letters of Credit...............  56
     3.05. Increased Costs.............................  60
     3.06. Illegality..................................  61
     3.07. Reasonable Efforts to Mitigate..............  62
     3.08. Right to Replace Affected Person or Lender..  62
     3.09. Use of Proceeds.............................  63

                                   ARTICLE IV
                             CONDITIONS OF LENDING

     4.01. Conditions Precedent to Initial Borrowing...  64
     4.02. Conditions Precedent to Each Revolving Loan
           Borrowing, Swing Loan Borrowing and Letter of Credit
           Issuance....................................  65
     4.03. Conditions Precedent to Each Competitive Bid Loan
           Borrowing...................................  65

                                      ii
                                                        Page
                                                        ----

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01. Representations and Warranties of the
           Borrower....................................  67

                                   ARTICLE VI
                           COVENANTS OF THE BORROWER

     6.01  Affirmative Covenants.......................  69
     6.02  Negative Covenants..........................  73

                                  ARTICLE VII
                               EVENTS OF DEFAULT

     7.01. Events of Default...........................  76
     7.02. Actions in Respect of the Letters of Credit Upon
           Event of Default; L/C Cash Collateral Account;
           Investing of Amounts in the L/C Cash Collateral
           Account; Release............................  80

                                  ARTICLE VIII
                 THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS,
             THE DOCUMENTATION AGENT AND THE LETTER OF CREDIT AGENT

     8.01. Authorization and Action....................  83
     8.02. Reliance, Etc...............................  84
     8.03. Citibank, BNS, Chase and First Chicago and
           Affiliates..................................  84
     8.04. Lender Credit Decision......................  85
     8.05. Indemnification.............................  85
     8.06. Successor Administrative Agent..............  86

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.01. Amendments, Etc............................   87
     9.02. Notices, Etc...............................   87
     9.03. No Waiver; Remedies........................   88
     9.04. Costs and Expenses.........................   88
     9.05. Right of Set-off...........................   90
     9.06. Binding Effect.............................   90
     9.07. Assignments and Participations.............   90
     9.08. No Liability of the Issuing Bank or the Letter of
           Credit Agent...............................   96
     9.09. Governing Law..............................   96
     9.10. Execution in Counterparts..................   96
     9.11. Confidentiality............................   97
     9.12. Jurisdiction, Etc..........................   97
     9.13. WAIVER OF JURY TRIAL.......................   98

                                   SCHEDULES
                                   ---------

Schedule I                -  List of Applicable Lending Offices
Schedule II               -  Existing Liens
Schedule III              -  Existing Letters of Credit

                                    EXHIBITS
                                    --------

Exhibit A-1               -  Form of Revolving Loan Note
Exhibit A-2               -  Form of Competitive Bid Loan Note
Exhibit B-1               -  Notice of Revolving Loan Borrowing
Exhibit B-2               -  Notice of Competitive Bid Loan
                               Borrowing
Exhibit C-1               -  Form of Assignment and Acceptance
Exhibit C-2               -  Form of Participation Agreement
Exhibit C-3               -  Form of New Commitment Acceptance
Exhibit D                 -  Form of Opinion of the Borrower's
                               Law Department
Exhibit E                 -  Form of Opinion of Special New York
                               Counsel to the Administrative Agent

                                CREDIT AGREEMENT
                           Dated as of July 12, 1996

          MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the "Borrower"),
                                                                     --------
the banks listed on the signature pages hereof under the heading "Banks" (the "Banks"), CITIBANK, N.A., as administrative agent (in such capacity, the
- ------
"Administrative Agent") for the Lenders hereunder, THE CHASE MANHATTAN BANK,
- ---------------------
N.A. and THE FIRST NATIONAL BANK OF CHICAGO, as managing agents (in such capacity, the "Managing Agents"), THE BANK OF NOVA SCOTIA, as documentation
               ---------------
agent (in such capacity, the "Documentation Agent"), and THE BANK OF NOVA
                              -------------------
SCOTIA, as letter of credit agent (in such capacity, the "Letter of Credit
                                                          ----------------
Agent"), agree as follows:
- ------

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptance" means an Assignment and Acceptance or a New Commitment
           ----------
Acceptance.

          "Adjusted Total Debt" means, as at any date, the sum for the Borrower
           -------------------
and its Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP) of:

          (a) the aggregate principal amount of Debt for Borrowed Money of the Borrower and its Subsidiaries (other than any such Debt for Borrowed Money constituting Non-Recourse Indebtedness) outstanding on such date plus
                                                                      ----

          (b) the excess, if any, of (i) the aggregate of all Guarantees by the Borrower and its Subsidiaries of Debt for Borrowed Money of others as of such date over (ii) $400,000,000.
               ----

          "Administrative Agent" has the meaning specified in the recital of
           --------------------
parties to this Agreement.

          "Affected Person" has the meaning specified in Sections 2.12(j),
           ---------------
3.05(d) and 3.06.



                               Credit Agreement
                               ----------------

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, controls, is controlled by or is under common control with such Person or, unless the reference is to an Affiliate of a Lender, is a Marriott Family Member or is a partner, member, director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan and, in the case of a Competitive Bid Loan, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Loan.

          "Applicable Margin" means, as of any date, the applicable margin set
           -----------------
forth below under the Base Rate column or the Eurodollar Rate column, as applicable, based upon the Public Debt Rating in effect on such date:

===============================================
    Public Debt
      Rating                     Eurodollar
    S&P/Moody's      Base Rate      Rate
===============================================
Level 1
- -------
A/A2 or higher       0.00%        0.15%
- -----------------------------------------------
Level 2
- -------
A-/A3                0.00%        0.15%
- -----------------------------------------------
Level 3
- -------
BBB+/Baa1            0.00%        0.215%
- -----------------------------------------------
Level 4
- -------
BBB/Baa2             0.00%        0.25%
- -----------------------------------------------
Level 5
- -------
BBB-/Baa3            0.00%        0.30%
- -----------------------------------------------
Level 6
- -------
Less than Level 5    0.125%       0.475%
===============================================

                               Credit Agreement
                               ----------------

          "Applicable Percentage" means, as of any date, the applicable
           ---------------------
percentage set forth below under the Facility Fee column based upon the Public Debt Rating in effect on such date:


=============================
    Public Debt
      Rating         Facility
    S&P/Moody's         Fee
=============================
Level 1
- -------
A/A2 or higher        0.075%
- -----------------------------
Level 2
- -------
A-/A3                 0.10%
- -----------------------------
Level 3
- -------
BBB+/Baa1             0.11%
- -----------------------------
Level 4
- -------
BBB/Baa2              0.125%
- -----------------------------
Level 5
- -------
BBB-/Baa3             0.15%
- -----------------------------
Level 6
- -------
Less than Level 5     0.225%
=============================

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-1 hereto.

          "Available Amount" of any Letter of Credit means, at any time, the
           ----------------
maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), provided
                                                                   --------
that, if any Letter of Credit provides for future increases in the maximum amount available to be drawn under such Letter of Credit, then the "Available
                                                                    ---------
Amount" of such Letter of Credit shall mean, at any time, the maximum amount
- ------
available to be drawn under such Letter of Credit after taking into account all increases in the availability thereunder.

          "BNS" means The Bank of Nova Scotia and its successors.
           ---

          "Banks" has the meaning specified in the recital of parties to this
           -----
Agreement.

                               Credit Agreement
                               ----------------

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its "base rate";

          (b) the sum (adjusted to the nearest 1/4 of one percent, or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of
     (i) 1/2 of one percent per annum, plus (ii) the rate obtained by dividing
                                       ----
     (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365/366 days) being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the
                    ----
     annual assessment rates for determining the then current annual assessment payable by Citibank to the FDIC for insuring U.S. dollar deposits in the United States; and

          (c)  1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Loan" means a Loan which bears interest as provided in
           --------------
Section 2.08(a)(i).

                               Credit Agreement
                               ----------------

          "Base Rate Swing Loan" has the meaning specified in Section 3.03(b).
           --------------------

          "Bondable Lease Obligation" of any Person means the obligation of such
           -------------------------
Person as tenant under an operating lease, upon the occurrence of a significant underinsured casualty, an under-compensated governmental taking or the practical inability to operate the premises for an extended period of time due to force
                                                                        -----
majeure or loss of a material permit, to make a payment to the landlord (or to
- -------
make an irrevocable offer to purchase the landlord's fee interest to avoid termination of such lease) in an amount that is calculated with reference to the landlord's leasehold indebtedness.

          "Borrower" has the meaning specified in the recital of parties to this
           --------
Agreement.

          "Borrowing" means a Revolving Loan Borrowing, a Swing Loan Borrowing
           ---------
or a Competitive Bid Loan Borrowing.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on in the London interbank market.

          "Change in Control" means:
           -----------------

          (i) any Person or two or more Persons acting in concert other than a Significant Shareholder or group of Significant Shareholders shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower; or

          (ii) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary

                               Credit Agreement
                               ----------------
     retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Borrower) to constitute a majority of the board of directors of the Borrower; or

          (iii) any Person or two or more Persons acting in concert other than a Significant Shareholder or group of Significant Shareholders shall have acquired, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of the Borrower (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower.

          "Chase" means The Chase Manhattan Bank, N.A., and its successors.
           -----

          "Citibank" means Citibank, N.A. and its successors.
           --------

          "Closing Date" means the date on which the conditions precedent set
           ------------
forth in Section 4.01 are satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the regulations promulgated and rulings issued thereunder.

          "COLI Debt" means all Indebtedness of the Borrower or any of its
           ---------
Subsidiaries to the insurance company issuing the COLI Policies, if and for so long as:

          (a) the aggregate principal amount of such Indebtedness is equal to or less than the aggregate account value of all COLI Policies at the time such Indebtedness is incurred by the Borrower and such Subsidiaries and at all times thereafter; and

          (b) the documentation with respect to such Indebtedness limits the recourse of the insurance company issuing the COLI Policies, as lender, against the Borrower and such Subsidiaries for the payment of such Indebtedness directly to the ownership interest of the Borrower and its Subsidiaries in the COLI Policies.

          "COLI Policies" means all corporate-owned life insurance policies
           -------------
purchased and maintained by the Borrower or

                               Credit Agreement
                               ----------------
any of its Subsidiaries to insure the lives of certain employees of the Borrower and its Subsidiaries.

          "Commitment" means, as to any Lender, (i) the amount set forth
           ----------
opposite its name on the signature pages hereof or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be increased or reduced as expressly provided herein (including, without limitation, pursuant to Sections 2.06, 2.15(c) and 3.08).

          "Competitive Bid Loan Borrowing" means a Borrowing from each of the
           ------------------------------
Lenders whose offer to make one or more Competitive Bid Loans as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 3.02.

          "Competitive Bid Loan Note" means a promissory note of the Borrower
           -------------------------
payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Loan made by such Lender.

          "Competitive Bid Loan Reduction" has the meaning specified in Section
           ------------------------------
2.01.

          "Competitive Bid Loan" means a loan by a Lender to the Borrower as
           --------------------
part of a Competitive Bid Loan Borrowing resulting from the auction bidding procedure described in Section 3.02.

          "Confidential Information" means information that the Borrower or any
           ------------------------
of its Subsidiaries or Affiliates furnishes to the Administrative Agent, any Managing Agent, the Documentation Agent, the Letter of Credit Agent or any Lender on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that (i) is or becomes generally available to the public or
(ii) is or becomes available to such Person or Persons from a source other than the Borrower, unless such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.

          "Consolidated" refers to the consolidation of accounts of the Borrower
           ------------
and its Subsidiaries in accordance with GAAP.

                               Credit Agreement
                               ----------------

          "Conversion", "Convert" and "Converted" each refer to a conversion of
           ----------    -------       ---------
Revolving Loans of one Type into Revolving Loans of the other Type pursuant to
Section 2.14.

          "Current Aggregate Commitment" means, at any time, the aggregate
           ----------------------------
amount of the Commitments as then in effect (computed without regard to any Competitive Bid Loan Reduction, any Swing Loan Reduction or any Letter of Credit Reduction).

          "Debt for Borrowed Money" of any Person means:
           -----------------------

             (i)  all indebtedness of such Person for borrowed money;

            (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accruals incurred in the ordinary course of such Person's business);

            (iv) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and

             (v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities to the extent that such obligations support an obligation described in clauses (i) through (iv) above.

          "Default" means any Event of Default or any event that would
           -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Documentation Agent" has the meaning specified in the recital of
           -------------------
parties to this Agreement.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, for any period, net income (or net loss) plus the sum
           ------                                                  ----
of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and

                               Credit Agreement
                               ----------------

(e) non-recurring non-cash charges (including the cumulative effect of accounting changes), in each case determined in accordance with GAAP for such period.

          "Eligible Assignee" means:
           -----------------

              (i)  a Lender and any Affiliate of such Lender;

             (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

            (iii) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

             (iv) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and

              (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000.

          "Environmental Law" means any federal, state or local law, rule,
           -----------------
regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or hazardous materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person who for purposes of Title IV of
           ---------------
ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414(b) or 414(c) of the Code.

                               Credit Agreement
                               ----------------

          "ERISA Event" means, with respect to any Person, (a) the occurrence of
           -----------
a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA with respect to a termination described in Section 4041(c)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(e) the failure by such Person or any of its Affiliates to make a payment to a Plan required under Section 302(f)(1)(A) and (B) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
Rate Loan comprising part of the same Revolving Loan Borrowing, an interest rate per annum equal to the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Loan comprising part of such Revolving Loan Borrowing to be outstanding during such Interest

                               Credit Agreement
                               ----------------

Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Loan comprising part of the same Revolving Loan Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the
                                              -------  -------
provisions of Section 2.09.

          "Eurodollar Rate Loan" means a Loan which bears interest as provided
           --------------------
in Section 2.08(a)(ii).

          "Eurodollar Rate Reserve Percentage" of any Lender for any Interest
           ----------------------------------
Period for any Eurodollar Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.
           -----------------

          "Excluded Representations" means the representations and warranties
           ------------------------
set forth in (i) the last sentence of Section 5.01(b) (to the extent the representations and warranties set forth in such sentence relate to matters other than the Loan Documents), (ii) the last sentence of Section 5.01(e) and
(iii) Sections 5.01(g), 5.01(h), 5.01(i) and 5.01(j).

          "Existing Credit Agreement" means the Credit Agreement dated as of
           -------------------------
June 9, 1995 among the Borrower, the "Lenders", "Managing Agents", "Documentation Agent" and "Letter of Credit Agent" referred to therein, and Citibank, as Administrative Agent, as amended to and in effect on the Closing Date.

          "Existing Letters of Credit" means the letters of credit identified on
           --------------------------
Schedule III, each of which is a "Letter of Credit" issued pursuant to the terms of, and as defined in, the Existing Credit Agreement.

          "FDIC" means the Federal Deposit Insurance Corporation or any
           ----
successor.

                               Credit Agreement
                               ----------------

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Final Termination Date" means, at any time, the latest occurring
           ----------------------
Termination Date in effect at such time.

          "First Chicago" means The First National Bank of Chicago and its
           -------------
successors.

          "Foreclosure Guarantee" means any guarantee of secured Indebtedness
           ---------------------
the obligations under which guarantee are limited to providing that following foreclosure (or sale in lieu thereof) on all such security the guarantor will pay the holder of such Indebtedness the amount (if any) by which the aggregate proceeds received by such holder from such foreclosure or sale fall short of a specified amount, provided that such specified amount does not exceed 25% of the
                  --------
original principal amount of such secured Indebtedness.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time, except that, with respect to the determination of compliance by the Borrower with the covenants set forth in
Section 6.01(j) and (k), "GAAP" shall mean such principles in the United States
                          ----
of America as in effect as of the date of, and used in, the preparation of the audited financial statements of the Borrower referred to in Section 5.01(e).

          "Guarantee" of any Person means (a) any obligation, contingent or
           ---------
otherwise, directly or indirectly guaranteeing any Debt for Borrowed Money of any other Person and (b) any other arrangement having the economic effect of a Guarantee and the principal purpose of which is to assure a creditor against loss in respect of Debt for Borrowed Money, in each case other than (i) the endorsement for collection or deposit in the ordinary course of business, (ii) any Foreclosure Guarantee and (iii) any Bondable Lease Obligation, and in any event not including the obligations of the Borrower under the Host Marriott Credit Agreement. The amount of any Guarantee shall be deemed to be the

                               Credit Agreement
                               ----------------
lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made, and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Host Marriott Credit Agreement" means the Line of Credit and
           ------------------------------
Guarantee Reimbursement Agreement dated as of October 8, 1993 between the Borrower, as lender, and Host Marriott Corporation and certain of its Subsidiaries, as borrowers, as from time to time amended, modified, supplemented, extended, or replaced without increase in the commitments of the Borrower and its Subsidiaries over the original $630,000,000 commitment thereunder.

          "Indebtedness" of any Person means:  (i) all Debt for Borrowed Money
           ------------
of such Person, (ii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person and (iii) all Guarantees of such Person.

          "Indemnified Party" has the meaning specified in Section 9.04(b).
           -----------------

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Expense" means, for any period, gross interest expense plus
           ----------------                                                ----
capitalized interest for such period, in each case determined in accordance with GAAP.

          "Interest Period" means, for each Revolving Loan comprising part of
           ---------------
the same Revolving Loan Borrowing, the period commencing on the date of such Revolving Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or, if requested by the Borrower and acceptable to each of the Banks, nine or twelve months), in each case as the Borrower may, upon notice received by the Administrative Agent not later than 12:00

                               Credit Agreement
                               ----------------
noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                              --------  -------

          (i) the Borrower may not select any Interest Period which ends after the Final Termination Date;

         (ii) Interest Periods commencing on the same date for Revolving Loans comprising part of the same Revolving Loan Borrowing shall be of the same duration; and

        (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Loan,
     --------
     that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Issuing Bank" means BNS, as issuer of any Letter of Credit or such
           ------------
other Lender as shall, with the consent of BNS, the Borrower and the Administrative Agent, have assumed the obligations of BNS as Issuing Bank with respect to any or all Letters of Credit hereunder.

          "L/C Cash Collateral Account" has the meaning specified in Section
           ---------------------------
7.02(b).

          "L/C Cash Collateral Account Collateral" has the meaning specified in
           --------------------------------------
Section 7.02(b).

          "L/C Cash Collateral Account Investments" has the meaning specified in
           ---------------------------------------
Section 7.02(c).

          "L/C Cash Collateral Account Obligations" has the meaning specified in
           ---------------------------------------
Section 7.02(e)(i).

          "L/C Related Documents" has the meaning specified in Section
           ---------------------
3.04(c)(i).

          "Lenders" means the Banks listed on the signature pages hereof and
           -------
each Eligible Assignee that shall become a party hereto pursuant to Section
9.07.

          "Letter of Credit Agent" has the meaning specified in the recital of
           ----------------------
parties to this Agreement.

                               Credit Agreement
                               ----------------

          "Letter of Credit Agreement" has the meaning specified in Section
           --------------------------
3.04(a).

          "Letter of Credit Facility" means an aggregate amount not to exceed
           -------------------------
$250,000,000 at any time outstanding.

          "Letter of Credit Loan" means a payment by the Issuing Bank of a draft
           ---------------------
drawn under any Letter of Credit pursuant to Section 3.04 or, without duplication, a payment by a Lender in respect thereof pursuant to Section 3.04.

          "Letter of Credit Reduction" has the meaning specified in Section
           --------------------------
2.01.

          "Letters of Credit" has the meaning specified in Section 2.04(b).
           -----------------

          "Leverage Ratio" means, as at the last day of any fiscal quarter of
           --------------
the Borrower ending on or after the date hereof, the ratio of:

          (a)  Adjusted Total Debt as of such day, to

          (b) Consolidated EBITDA for the period of four fiscal quarters ending on such day.

          "Lien" means any lien, security interest or other charge or
           ----
encumbrance of any kind, or any other type of preferential arrangement having the practical effect of any of the foregoing, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loans" means all Revolving Loans, all Swing Loans, all Competitive
           -----
Bid Loans and all Letter of Credit Loans.

          "Loan Documents" means this Agreement, the Notes and each Letter of
           --------------
Credit Agreement.

          "Managing Agents" has the meaning specified in the recital of parties
           ---------------
to this Agreement.

          "Marriott Family Member" means Alice Marriott, J.W. Marriott, Jr.,
           ----------------------
Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.

                               Credit Agreement
                               ----------------

          "Material Adverse Change" means any material adverse change in the
           -----------------------
business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its obligations under the Loan Documents.

          "Material Subsidiary" means, at any time, a Subsidiary of the Borrower
           -------------------
having (i) at least 10% of the total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or (ii) at least 10% of the Consolidated revenues of the Borrower and its Subsidiaries for the fiscal year of the Borrower then most recently ended.

          "MICC" means Marriott International Capital Corporation, a Delaware
           ----
corporation.

          "Moody's" means Moody's Investors Service, Inc., or any successor by
           -------
merger or consolidation to its business.

          "Multiemployer Plan" of any Person means a multiemployer plan, as
           ------------------
defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan,
           ----------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "MVCI" means Marriott Ownership Resorts, Inc. (d/b/a Marriott Vacation
           ----
Club International).

          "New Commitment Acceptance" means a New Commitment Acceptance executed
           -------------------------
and delivered by a New Lender, and accepted

                               Credit Agreement
                               ----------------
by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-3 hereto.

          "New Lender" means, for purposes of Sections 2.06(b), 2.15(c) and
           ----------
9.07(c), an Eligible Assignee (which may be a Lender) approved by the Administrative Agent (which approval shall not be unreasonably withheld) that the Borrower has requested to become a Lender hereunder pursuant to said Section 2.06(b) or 2.15(c).

          "Non-Recourse Indebtedness" means any Indebtedness of the Borrower or
           -------------------------
any of its Subsidiaries if, and so long as, such Indebtedness meets the requirements of clause (i), clause (ii), clause (iii) or clause (iv) below:

          (i)  Such Indebtedness is secured solely by Purchase Money Liens and:

               (a) the instruments governing such Indebtedness limit the recourse (whether direct or indirect) of the holders thereof against the Borrower and its Subsidiaries for the payment of such Indebtedness to the property securing such Indebtedness (with customary exceptions, including, without limitation, recourse for fraud, waste, misapplication of insurance or condemnation proceeds, and environmental liabilities); provided that any partial Guarantee by, or
                                      --------
          any other limited recourse for payment of such Indebtedness against, the Borrower or its Subsidiaries which is not expressly excluded from the definition of "Guarantee" in this Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness; and

               (b) if such Indebtedness is incurred after the date hereof by the Borrower or a Subsidiary of the Borrower which is organized under the laws of the United States or any of its political subdivisions, either:

                    (x) (1) the holders of such Indebtedness shall have irrevocably agreed that in the event of any bankruptcy, insolvency or other similar proceeding with respect to the obligor of such Indebtedness, such holders will elect (pursuant to Section 1111(b) of the Federal Bankruptcy Code or

                               Credit Agreement
                               ----------------
               otherwise) to be treated as fully secured by, and as having no recourse against such obligor or any property of such obligor other than, the property securing such Indebtedness, and (2) if, notwithstanding any election pursuant to clause (1) above, such holders shall have or shall obtain recourse against such obligor or any property of such obligor other than the property securing such Indebtedness, such recourse shall be subordinated to the payment in full in cash of the obligations owing to the Lenders, the Administrative Agent and the Letter of Credit Agent hereunder and under the Notes; or

                    (y) the property securing such Indebtedness is not material to the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole, as determined at the time such Indebtedness is incurred;

         (ii)  (a) The sole obligor of such Indebtedness (such obligor, a

     "Specified Entity") is a corporation or other entity formed solely for the
     -----------------
     purpose of owning (or owning and operating) property which is (or may be) subject to one or more Purchase Money Liens, (b) such Specified Entity owns no other material property, (c) the sole collateral security provided by the Borrower and its Subsidiaries with respect to such Indebtedness (if any) consists of property owned by such Specified Entity and/or the capital stock of (or equivalent ownership interests in) such Specified Entity (provided that any partial Guarantee by, or any other limited recourse for
     ---------
     payment of such Indebtedness against, the Borrower or its Subsidiaries which is not expressly excluded from the definition of "Guarantee" in this
     Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness), and (d) such Specified Entity conducts its business and operations separately from that of the Borrower and its other Subsidiaries;

        (iii)  Such Indebtedness is COLI Debt; or

         (iv) Such Indebtedness is non-recourse Indebtedness in an aggregate principal amount not exceeding $53,782,000 owing by Essex House Condominium Corporation (a Subsidiary

                               Credit Agreement
                               ----------------
     of the Borrower), as Owner Participant under the Trust Indenture and Security Agreement (Delta 1993-6) dated as of June 1, 1993 with NationsBank of Georgia, N.A., as indenture trustee, which Indebtedness is secured by a Boeing 767 aircraft leased to Delta Airlines and by an assignment of such lease.

          "Note" means a Revolving Loan Note or a Competitive Bid Loan Note.
           ----

          "Notice of Competitive Bid Loan Borrowing" has the meaning specified
           ----------------------------------------
in Section 3.02(a).

          "Notice of Issuance" has the meaning specified in Section 3.04(a).
           ------------------

          "Notice of Revolving Loan Borrowing" has the meaning specified in
           ----------------------------------
Section 3.01(a).

          "Notice of Swing Loan Borrowing" has the meaning specified in Section
           ------------------------------
3.03(a).

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Operating Agreement" means an agreement between the Borrower or one
           -------------------
of its Subsidiaries and the owner of a lodging or senior living facility pursuant to which the Borrower or such Subsidiary operates such lodging or senior living facility.

          "Other Taxes" has the meaning specified in Section 2.12(b).
           -----------

          "Participation Agreement" means a loan participation agreement in
           -----------------------
substantially the form of Exhibit C-2 hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
successor.

          "Permitted Liens" means any of the following:
           ---------------

          (a) Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings as to which adequate reserves are being maintained;

                               Credit Agreement
                               ----------------

          (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested or defended in good faith by appropriate proceedings, or which are suspended or released by the filing of lien bonds, or deposits to obtain the release of such Liens;

          (c) pledges, deposits and other Liens made in the ordinary course of business to secure obligations under worker's compensation laws, unemployment insurance, social security legislation or similar legislation or to secure public or statutory obligations;

          (d) Liens to secure the performance of bids, tenders, contracts, leases or statutory obligations, or Liens to secure obligations under the Self-Insurance Program, or to secure surety, stay or appeal or other similar types of deposits, Liens or pledges (to the extent such Liens do not secure obligations for the payment of Debt for Borrowed Money);

          (e) attachment or judgment Liens to the extent such Liens are being contested in good faith and by proper proceedings, as to which adequate reserves are being maintained (provided that any such Liens as to which
                                    --------
     enforcement has been commenced and is unstayed, by reason of pending appeal or otherwise, for a period of more than thirty consecutive days, do not, in the aggregate, secure judgments in excess of $25,000,000);

          (f) Liens on any property of any Subsidiary of the Borrower to secure Indebtedness owing by it to the Borrower or another Subsidiary of the Borrower;

          (g) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

          (h) Liens arising in connection with operating leases incurred in the ordinary course of business of the Borrower and its Subsidiaries;

          (i)  Liens created in connection with the L/C Cash Collateral Account;

                               Credit Agreement
                               ----------------

     (j) (i) subordination of any Operating Agreement to any ground lease and/or any mortgage debt of the owner or landlord, and (ii) any agreement by the Borrower or any of its Subsidiaries as operator to attorn to the holder of such mortgage debt, the lessor under such ground lease or any successor to either; and

          (k)  additional Liens upon cash and investment securities; provided
                                                                     --------
     that (i) the only obligations secured by such Liens are obligations arising under Swap Transactions entered into with one or more counterparties who are not Affiliates of the Borrower or any of its Subsidiaries and (ii) the aggregate fair market value of cash and investment securities covered by such Liens does not at any time exceed the aggregate amount of the respective termination or liquidation payments that would be payable to such counterparties upon the occurrence of an event of default or other similar event as to which the Borrower or any of its Subsidiaries is the defaulting or affected party (subject to the application of any customary and reasonable collateral valuation discount percentages and minimum collateral transfer thresholds contained in the respective security and margin agreements).

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "property" or "properties" means any right or interest in or to
           --------      ----------
property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Public Debt Rating" means, as of any date, the lowest rating that has
           ------------------
been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing:

          (a) if no Public Debt Rating shall be available from either S&P or Moody's, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be;


                               Credit Agreement
                               ----------------

          (b) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating;

          (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, provided that if the lower rating falls
                                      --------
     more than one level below the higher rating (or in any event if the higher split rating is Level 5), then the Applicable Margin and the Applicable Percentage shall be based on the rating set forth in the level under the definition of "Applicable Margin" or "Applicable Percentage" immediately
                    -----------------      ---------------------
     above the level for such lower rating; and

          (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

          "Purchase Money Lien" means any Lien on property, real or personal,
           -------------------
acquired or constructed by the Borrower or any Subsidiary of the Borrower after December 30, 1994:

            (i)  to secure the purchase price of such property;

           (ii) that was existing on such property at the time of acquisition thereof by the Borrower or such Subsidiary and assumed in connection with such acquisition;

          (iii) to secure Indebtedness otherwise incurred to finance the acquisition or construction of such property (including, without limitation, Indebtedness incurred to finance the cost of acquisition or construction of such property within 24 months after such acquisition or the completion of such construction); or

           (iv) to secure any Indebtedness incurred in connection with any extension, refunding or refinancing of Indebtedness (whether or not secured and including Indebtedness under this Agreement) incurred, maintained or assumed in connection with, or otherwise related to, the acquisition or construction of such property;

provided in each case that (1) such Liens do not extend to or cover or otherwise
- --------
encumber any property other than property acquired or constructed by the Borrower and its Subsidiaries

                               Credit Agreement
                               ----------------
after December 30, 1994, and (2) such Liens do not cover current assets of the Borrower or any of its Subsidiaries other than current assets that relate solely to other property subject to such Lien.

          "Quoted Rate Swing Loan" has the meaning specified in Section 3.03(b).
           ----------------------

          "Reference Banks" means Citibank, BNS, Chase and First Chicago.
           ---------------

          "Register" has the meaning specified in Section 9.07(d).
           --------

          "Required Lenders" means Lenders having at least 51% of the aggregate
           ----------------
amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate Available Amount of all Letters of Credit
          ----
(provided that, for purposes hereof, neither the Borrower, nor any of its
- ---------
Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Loans or Available Amount of Letters of Credit or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or Available Amount of Letters of Credit or the total Commitments). For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably according to the amounts of their respective Revolving Loan Notes.

          "Revolving Loan" means a Loan by a Lender to the Borrower as part of a
           --------------
Revolving Loan Borrowing and refers to a Base Rate Loan or a Eurodollar Rate Loan, each of which shall be a "Type" of Revolving Loan.
                                ----

          "Revolving Loan Borrowing" means a borrowing consisting of
           ------------------------
simultaneous Revolving Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Revolving Loan Note" means a promissory note of the Borrower payable
           -------------------
to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc., or any successor by merger or consolidation to its business.

                               Credit Agreement
                               ----------------

          "Self-Insurance Program" means the self-insurance   program (including
           ----------------------
related self-funded insurance programs) established and maintained by the Borrower in the ordinary course of its business.

          "Significant Shareholder" means any Person that:
           -----------------------

          (i) is either a Marriott Family Member or on the date hereof possesses, directly or indirectly, and such possession has been publicly disclosed, the power to vote 5% or more of the outstanding shares of common stock of the Borrower,

         (ii) is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of a Person described in clause (i),

        (iii) is or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, or

         (iv)  is an employee benefit or stock ownership plan of the Borrower.

          "Single Employer Plan" of any Person means a single   employer plan,
           --------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SLS Entity" means any of Marriott Senior Living     Services, Inc.
           ----------
and Marriott Senior Living Services Investment 10, Inc. and each other Subsidiary of the Borrower that owns or operates a senior living services facility.

          "Standby Letter of Credit" means any Letter of Credit issued under the
           ------------------------
Letter of Credit Facility, other than a Trade Letter of Credit.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
venture, trust or estate of which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such

                               Credit Agreement
                               ----------------
corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Swap Transaction" means (a) any rate, basis, commodity, currency,
           ----------------
debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any investment management, master or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

          "Swing Loan" means a Loan made by (a) a Swing Loan Bank pursuant to
           ----------
Section 3.03 or (b) any Lender pursuant to Section 3.03.

          "Swing Loan Bank" means each of Citibank and BNS or, as to any Swing
           ---------------
Loan Bank, such other Lender as shall, with the consent of such Swing Loan Bank, the Administrative Agent and the Borrower, have assumed the obligations of such Swing Loan Bank with respect to any or all of such Swing Loan Bank's Swing Loans (and its ability to make Swing Loans) hereunder.

          "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan
           --------------------
made by a Swing Loan Bank.

          "Swing Loan Facility" means, as to any Swing Loan Bank, an aggregate
           -------------------
amount not to exceed $25,000,000 at any time outstanding and, as to all Swing Loan Banks collectively, an aggregate amount not to exceed $50,000,000 at any time outstanding.

          "Swing Loan Rate" has the meaning specified in Section 3.03.
           ---------------

          "Swing Loan Reduction" has the meaning specified in Section 2.01.
           --------------------

          "Taxes" has the meaning specified in Section 2.12(a).
           -----

          "Termination Date" of any Lender means June 30, 2001 (as the same may
           ----------------
be extended or changed pursuant to

                               Credit Agreement
                               ----------------

Section 2.06(b), 2.15 or 9.07(a)(vi)) or, if earlier, the date of termination in whole of the Commitments pursuant to the second sentence of Section 2.06(a) or pursuant to Section 7.01.

          "Trade Letter of Credit" means any Letter of Credit that is issued
           ----------------------
under the Letter of Credit Facility for the benefit of a supplier to the Borrower or any of its Subsidiaries to effect payment to the supplier.

          "Type" has the meaning specified in the definition of "Revolving
           ----
Loan."

          "UCC" has the meaning specified in Section 7.02(e)(ii).
           ---

          "Unused Commitments" means, at any time, the aggregate amount of the
           ------------------
Commitments then unused and outstanding after giving effect to the Competitive Bid Loan Reduction, the Swing Loan Reduction and the Letter of Credit Reduction.

          "Voting Stock" means capital stock issued by a corporation or
           ------------
equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle
           --------------------
E of Title IV of ERISA.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with GAAP.

                               Credit Agreement
                               ----------------

                                 ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

          SECTION 2.01.  The Revolving Loans.  Each Lender severally agrees, on
                         -------------------
the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date of such Lender in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided
                                                                       --------
that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of (i) the aggregate amount of Competitive Bid Loans then outstanding, (ii) the aggregate amount of Swing Loans then outstanding and (iii) the aggregate Available Amount of Letters of Credit and the aggregate amount of Letter of Credit Loans then outstanding, and such deemed uses of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments as in effect from time to time (such deemed uses of the aggregate amount of the Commitments with respect to (a) Competitive Bid Loans being a "Competitive Bid Loan Reduction", (b) Swing Loans
                               ------------------------------
being a "Swing Loan Reduction" and (c) the aggregate Available Amount of Letters
         --------------------
of Credit and Letter of Credit Loans being a "Letter of Credit Reduction").
                                              --------------------------
Each Revolving Loan Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the lesser of (x) the difference between the aggregate amount of a proposed Competitive Bid Loan Borrowing requested by the Borrower and the aggregate amount of Competitive Bid Loans offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Loan Borrowing, if such Competitive Bid Loan Borrowing is made on the same date as such Revolving Loan Borrowing and (y) the then remaining Unused Commitments of the Lenders participating in such Borrowing, as applicable) and (subject to
Section 2.09(d)) shall consist of Revolving Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, repay pursuant to Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

          SECTION 2.02.  The Competitive Bid Loans.
                         -------------------------

          (a) Each Lender severally agrees that the Borrower may make Competitive Bid Loan Borrowings from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Final Termination Date in the

                               Credit Agreement
                               ----------------
manner set forth in Section 3.02, provided that, following the making of each
                                  --------
Competitive Bid Loan Borrowing, the aggregate amount of the Loans then outstanding and the aggregate Available Amount of the Letters of Credit then outstanding shall not exceed the lesser of (i) the Current Aggregate Commitment and (ii) the aggregate amount of the Commitments scheduled to be in effect on the scheduled maturity date of the Competitive Bid Loans to be made as part of such Borrowing.

          (b) Within the limits and on the conditions set forth in this Section 2.02, the Borrower may from time to time borrow under this Section 2.02, repay or prepay pursuant to subsection (c) below, and reborrow under this Section 2.02, provided that a Competitive Bid Loan Borrowing shall not be made within
      --------
three Business Days of the date of any other Competitive Bid Loan Borrowing.

          (c) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan, or each other holder of a Competitive Bid Loan Note, on the maturity date of each Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and set forth in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (d) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to
Section 3.02, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02, as provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (e) The indebtedness of the Borrower resulting from each Competitive Bid Loan made to the Borrower as part of a

                               Credit Agreement
                               ----------------

Competitive Bid Loan Borrowing shall be evidenced by a separate Competitive Bid Loan Note of the Borrower payable to the order of the Lender making such Competitive Bid Loan.

          SECTION 2.03.  The Swing Loans.  The Borrower may request each Swing
                         ---------------
Loan Bank to make, and each Swing Loan Bank may from time to time, in its sole discretion, make, on the terms and conditions hereinafter set forth, Swing Loans to the Borrower from time to time on any Business Day during the period from the date of the initial Borrowing until 60 days before the Final Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Swing Loan Facility and (ii) the then Unused Commitments of Lenders having Termination Dates falling on or after the proposed maturity date of such Swing Loan. Each Swing Loan Borrowing shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall bear interest at the Base Rate or at the Swing Loan Rate for such Loan as provided in Section 3.03. Within the limits of the Swing Loan Facility and the Unused Commitments as aforesaid, the Borrower may borrow under this Section 2.03, repay pursuant to
Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.03.

          SECTION 2.04.  The Letters of Credit.
                         ---------------------

          (a) Prior to the date hereof, the Issuing Bank issued each of the Existing Letters of Credit under the terms of the Existing Credit Agreement.
The Borrower hereby agrees that all Existing Letters of Credit shall for all purposes be deemed to have been issued under this Agreement and shall be subject to the provisions hereof (including, without limitation, this Section 2.04 and Section 3.04).

          (b) The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (such letters of credit, together with the Existing Letters of Credit, the "Letters of Credit") for the account of the
                                 -----------------
Borrower, or, at the direction of the Borrower, any of its Subsidiaries or any other Person, from time to time on any Business Day during the period from the date of the initial Borrowing until 60 days before the Final Termination Date in an aggregate Available Amount for all Letters of Credit not to exceed at any time the lesser of (i) the Letter of Credit Facility and (ii) the Unused Commitments. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal of, or to have automatically renewed, such Letter of Credit) later than 30 days before the Final Termination Date (as in effect on the date of issuance of the applicable Letter of

                               Credit Agreement
                               ----------------

Credit). Any Standby Letter of Credit may provide that it will be automatically renewed annually unless notice is given (1) by the Borrower to the Issuing Bank not less than five Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, that such Letter of Credit will not be renewed, or (2) by the Issuing Bank to the Borrower not less than thirty Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, of its election not to renew such Letter of Credit; provided, however, that the
                                                 --------  -------
Issuing Bank shall not give such a notice except (A) at any time during the continuance of any Default or (B) if any automatic renewal would extend a Letter of Credit expiration date to later than 30 days prior to the Final Termination Date. In either case in which such notice is given pursuant to the preceding sentence, such Letter of Credit will expire on the date it would otherwise have been automatically renewed, provided that the terms of such Letter of Credit may
                            --------
(y) require the Issuing Bank forthwith to give to the named beneficiary of such Letter of Credit notice of any notice given pursuant to the preceding sentence and (z) permit the beneficiary, upon receipt of the notice under clause (y), to draw under such Letter of Credit prior to the date such Letter of Credit would otherwise have been automatically renewed. Within the limits of the Letter of Credit Facility, and subject to the terms hereof, the Borrower may request the issuance of Letters of Credit under Section 3.04, repay or prepay before demand any Letter of Credit Loans resulting from drawings thereunder pursuant to
Section 2.07(d) and request the issuance of additional Letters of Credit under
Section 3.04.

          SECTION 2.05.  Fees.
                         ----

          (a)  Facility Fees.  The Borrower agrees to pay to the Administrative
               -------------
Agent for the account of each Lender a facility fee on the average daily amount (whether used or unused) of such Lender's Commitment (computed without regard to any Competitive Bid Loan Reduction, any Swing Loan Reduction or any Letter of Credit Reduction) from the Closing Date (in the case of each Bank), and from the effective date specified in the Acceptance pursuant to which it became a Lender (in the case of each other Lender), until the Termination Date of such Lender, payable in arrears on the last Business Day of each fiscal quarter during the term of such Lender's Commitment, and on the Termination Date of such Lender, at a rate per annum equal to the Applicable Percentage in effect from time to time.

          (b)  Letter of Credit Compensation.  (i)  The Borrower agrees to pay
               -----------------------------
to the Letter of Credit Agent for the account of each Lender a commission on such Lender's pro rata share of the

                               Credit Agreement
                               ----------------
average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time and (B) all Trade Letters of Credit outstanding from time to time, in each case at the Applicable Margin in effect from time to time for Eurodollar Rate borrowings, payable in arrears quarterly on the last Business Day of each fiscal quarter and on the Termination Date of such Lender, commencing on the last Business Day of the fiscal quarter in which the Closing Date shall occur.

          (ii) The Borrower agrees to pay to the Issuing Bank, for its own account, (x) a fronting fee with respect to each Letter of Credit issued by the Issuing Bank, payable quarterly in arrears on the last day of each fiscal quarter during which the Issuing Bank has acted in such capacity, and on the Final Termination Date (if the Issuing Bank acted in such capacity up to such date), in an amount equal to the product of 0.075% per annum of the average daily Available Amount of such Letter of Credit multiplied by the actual number of days such Letter of Credit was outstanding in such period, divided by 365 or 366, as applicable, and (y) such customary fees and charges in connection with the issuance or administration of each Letter of Credit as may be agreed in writing between them from time to time.

          (c)  Competitive Bid Loan Fee.  The Borrower agrees to pay to the
               ------------------------
Administrative Agent for its own account a fee in the amount of $2,500 for each request made by the Borrower for a Competitive Bid Loan Borrowing pursuant to
Section 3.02.

          (d)  Other Fees.  The Borrower agrees to pay to the Administrative
               ----------
Agent and the Letter of Credit Agent for each of their respective accounts such fees as from time to time may be separately agreed between the Borrower and the applicable Person.

          SECTION 2.06.  Reductions and Increases of the Commitments.
                         --------------------------------------------

          (a)  Commitment Reductions, Etc.  The Commitment of each Lender shall
               ---------------------------
be reduced to zero on the Termination Date of such Lender. In addition, the Borrower shall have the right, upon at least five Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) the
                                                       --------
aggregate amount of the Commitments of the Lenders shall not be reduced pursuant to this sentence to an amount which is less than the aggregate principal amount of the Loans then outstanding and the aggregate Available Amount of the Letters of Credit then outstanding and (ii) each partial reduction shall be

                               Credit Agreement
                               ----------------
in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b)  Optional Increases of the Commitments.  (i) Not more than once in
               -------------------------------------
any calendar year, the Borrower may propose to increase the Current Aggregate Commitment by an aggregate amount of not less than $50,000,000 or an integral multiple of $1,000,000 in excess thereof (a "Proposed Aggregate Commitment
                                             -----------------------------
Increase") in the manner set forth below, provided that:
- --------                                  --------

          (1) no Default shall have occurred and be continuing either as of the date on which the Borrower shall notify the Administrative Agent of its request to increase the aggregate Commitments or as of the related Increase Date (as hereinafter defined); and

          (2) after giving effect to any such increase, the aggregate amount of the Commitments shall not exceed $1,250,000,000.

          (ii) The Borrower may request an increase in the aggregate amount of the Commitments by delivering to the Administrative Agent a notice (an "Increase
                                                                        --------
Notice"; the date of delivery thereof to the Administrative Agent being the
- ------
"Increase Notice Date") specifying (1) the Proposed Aggregate Commitment
- ---------------------
Increase, (2) the proposed date (the "Increase Date") on which the Commitments
                                      -------------
would be so increased (which Increase Date may not be fewer than 30 nor more than 60 days after the Increase Notice Date) and (3) the New Lenders, if any, to whom the Borrower desires to offer the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase. The Administrative Agent shall in turn promptly notify each Lender of the Borrower's request by sending each Lender a copy of such notice.

          (iii) Not later than the date five days after the Increase Notice Date, the Administrative Agent shall notify each New Lender, if any, identified in the related Increase Notice of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each such New Lender may irrevocably commit to all or a portion of the Proposed Aggregate Commitment Increase (such New Lender's "Proposed New Commitment") by notifying the
                             -----------------------
Administrative Agent (which shall give prompt notice thereof to the Borrower) before 11:00 A.M. (New York City time) on the date that is 10 days after the Increase Notice Date; provided that:
                      --------

                               Credit Agreement
                               ----------------

          (1) the Proposed New Commitment of each New Lender shall be in an aggregate amount not less than $15,000,000; and

          (2) each New Lender that submits a Proposed New Commitment shall execute and deliver to the Administrative Agent (for its acceptance and recording in the Register) a New Commitment Acceptance in accordance with the provisions of Section 9.07 hereof, together with a processing and recordation fee of $2,500.

          (iv) If the aggregate Proposed New Commitments of all of the New Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Borrower otherwise requests) the Administrative Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each Lender of the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not committed to by New Lenders pursuant to
Section 2.06(b)(iii). Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to commit to all or a portion of such remainder (such Lender's "Proposed Increased Commitment") by notifying the Administrative Agent
          -----------------------------
(which shall give prompt notice thereof to the Borrower) no later than 11:00 A.M. (New York City time) on the date five days before the Increase Date.

          (v) If the aggregate amount of Proposed New Commitments and Proposed Increased Commitments (such aggregate amount, the "Total Committed Increase")
                                                   ------------------------
equals or exceeds $50,000,000, then, subject to the conditions set forth in
Section 2.06(b)(i):

          (1) effective on and as of the Increase Date, the Current Aggregate Commitment shall be increased by the Total Committed Increase (provided
                                                                    --------
     that the aggregate amount of the Commitments shall in no event be increased pursuant to this Section 2.06(b) to more than $1,250,000,000) and shall be allocated among the New Lenders and the Lenders as provided in Section 2.06(b)(vi);

          (2) effective on and as of the Increase Date, the Termination Date of each New Lender that offers a Proposed New Commitment and of each Lender that offers a Proposed Increased Commitment shall be changed to the Final Termination Date (notwithstanding any earlier Termination Date for such Lender which may then be in effect); and

                               Credit Agreement
                               ----------------

          (3) on the Increase Date, if any Revolving Loans are then outstanding, the Borrower shall borrow Revolving Loans from all or certain of the Lenders and/or (subject to compliance by the Borrower with Section 9.04(c)) prepay Revolving Loans of all or certain of the Lenders such that, after giving effect thereto, the Revolving Loans (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Commitments (subject, however, to Section 2.09(d)).
                                        -------  -------

If the Total Committed Increase is less than $50,000,000, then the Current Aggregate Commitment shall not be changed pursuant to this Section 2.06(b).

          (vi) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments as follows:

          (1) If the Total Committed Increase shall be at least $50,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then (x) the initial Commitment of each New Lender shall be such New Lender's Proposed New Commitment and (y) the Commitment of each Lender shall be increased by such Lender's Proposed Increased Commitment.

          (2) If the Total Committed Increase shall be greater than the Proposed Aggregate Commitment Increase, then the Total Committed Increase shall be allocated:

               (x)   first to New Lenders (to the extent of their respective
                     -----
          Proposed New Commitments) in such a manner as the Borrower and the Administrative Agent shall agree; and

               (y)  then to Lenders on a pro rata basis based on the ratio of
                    ----
          each Lender's Proposed Increased Commitment (if any) to the aggregate amount of the Proposed Increased Commitments of all of the Lenders.

          SECTION 2.07.  Repayment.
                         ---------

          (a)  Revolving Loans.  The Borrower shall repay the principal amount
               ---------------
of each Revolving Loan made by each Lender, and each Revolving Loan made by such Lender shall mature, on the Termination Date of such Lender.

                               Credit Agreement
                               ----------------

          (b)  Competitive Bid Loans.  The Borrower shall repay the principal
               ---------------------
amount of each Competitive Bid Loan made by each Lender as provided in Section 2.02(c).

          (c)  Swing Loans.  The Borrower shall repay to each Swing Loan Bank
               -----------
(with notice to the Administrative Agent), and to the Administrative Agent for the account of each other Lender that has made a Swing Loan, the outstanding principal amount of each Swing Loan made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Loan Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date of such Lender.

          (d)  Letter of Credit Loans.  The Borrower shall repay to the Letter
               ----------------------
of Credit Agent for the account of the Issuing Bank and each other Lender which has made a Letter of Credit Loan (including, without limitation, any Letter of Credit Loan arising out of payment of a Letter of Credit issued for the account of a Person other than the Borrower) the outstanding principal amount of each Letter of Credit Loan made by each of them on demand (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) and, in any event, on the Final Termination Date (and, with respect to each Lender, on the Termination Date of such Lender). The Borrower may prepay any Letter of Credit Loan at any time. The Issuing Bank shall give notice to the Borrower of the making of any Letter of Credit Loan by the Issuing Bank and of the sale or assignment of any Letter of Credit Loan by it pursuant to Section 3.04(b), and each Lender shall give notice to the Borrower of any sale or assignment of any Letter of Credit Loan by it, in each case on the date on which such transaction takes place.

          (e)  Certain Prepayments.  The Borrower shall prepay Loans on such
               -------------------
dates and in such amounts as shall be necessary such that at no time shall (a) the sum of (i) the aggregate amount of all Revolving Loans, Swing Loans, Competitive Bid Loans and Letter of Credit Loans plus (ii) the Available Amount
                                                 ----
of all Letters of Credit exceed (b) the then Current Aggregate Commitment.

          SECTION 2.08.  Interest.
                         --------

          (a)  Ordinary Interest.  The Borrower shall pay interest on the unpaid
               -----------------
principal amount of each Loan made by each Lender from the date of such Revolving Loan or, as specified in clause (i) of this Section 2.08(a), such Swing Loan or Letter of

                               Credit Agreement
                               ----------------

Credit Loan, until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Loans, Swing Loans and Letter of Credit Loans.  If such
              -------------------------------------------------------
     Loan is a Revolving Loan, a Swing Loan (other than a Quoted Rate Swing
     Loan) or a Letter of Credit Loan which bears interest at the Base Rate, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable on the last day of each (A)
          ----
     calendar quarter such Revolving Loan or Swing Loan is outstanding or (B) month such Letter of Credit Loan is outstanding, and, in each case, on the date such Revolving Loan, Swing Loan or Letter of Credit Loan shall be paid in full.

         (ii) Eurodollar Rate Loans.  If such Revolving Loan is a Eurodollar
              ---------------------
     Rate Loan, a rate per annum equal at all times during each Interest Period for such Revolving Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest
            ----
     Period and, if such Interest Period has a duration of more than three months, at three-month intervals following the first day of such Interest Period.

          (b)  Default Interest.  Notwithstanding the foregoing, the Borrower
               ----------------
shall pay interest on (x) the unpaid principal amount of each Loan owing to each Lender that is not paid when due, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on such Loan pursuant to said clause (a)(i) or (a)(ii) and (y) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above.

          SECTION 2.09.  Interest Rate Determinations.
                         ----------------------------

          (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such

                               Credit Agreement
                               ----------------
interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.08(a)(ii).

          (c) If, prior to 10:00 A.M. (New York City time) on any date on which an interest rate is to be determined pursuant to the second sentence in the definition of "Eurodollar Rate", the Administrative Agent receives notice from two or more of the Reference Banks that U.S. dollar deposits are not being offered by such Reference Bank or Banks to prime banks in the London interbank market for the applicable Interest Period or in the applicable amounts, the Administrative Agent shall so notify the Borrower of such circumstances, whereupon the right of the Borrower to select Eurodollar Rate Loans for any requested Revolving Loan Borrowing or any subsequent Revolving Loan Borrowing shall be suspended until the first date on which the circumstances causing such suspension cease to exist. If the Borrower shall not, in turn, before 11:00 a.m. (New York City time) on such date notify the Administrative Agent that its Notice of Revolving Loan Borrowing with respect to which such Eurodollar Rate was to be determined shall be converted to a Notice of Revolving Loan Borrowing for a Base Rate Loan, such Notice of Revolving Loan Borrowing shall be deemed to be canceled and of no force or effect, and Borrower shall not be liable to the Administrative Agent or any Lender with respect thereto except as set forth in
Section 9.04(c). In the event of such a suspension, the Administrative Agent shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower and the Lenders promptly of the end of such suspension, and thereafter the Borrower shall be entitled, on the terms and subject to the conditions set forth herein, to borrow Eurodollar Rate Loans.

          (d) Notwithstanding anything in this Agreement to the contrary, no Lender whose Termination Date falls prior to the last day of any Interest Period for any Eurodollar Rate Loan (a "Relevant Lender") shall participate in such
                                 ---------------
Loan. Without limiting the generality of the foregoing, no Relevant Lender shall (i) participate in a Borrowing of any Eurodollar Rate Loan having an initial Interest Period ending after such Lender's Termination Date, (ii) have any outstanding Eurodollar Rate Loan continued for a subsequent Interest Period if such subsequent

                               Credit Agreement
                               ----------------

Interest Period would end after such Lender's Termination Date or (iii) have any outstanding Base Rate Loan Converted into a Eurodollar Rate Loan if such Eurodollar Rate Loan would have an initial Interest Period ending after such Lender's Termination Date. If any Relevant Lender has outstanding a Eurodollar Rate Loan that cannot be continued for a subsequent Interest Period pursuant to clause (ii) above or has outstanding a Base Rate Loan that cannot be Converted into a Eurodollar Rate Loan pursuant to clause (iii) above, such Lender's ratable share of such Eurodollar Rate Loan (in the case of said clause (ii)) shall be repaid by the Borrower on the last day of its then current Interest Period and such Lender's ratable share of such Base Rate Loan (in the case of said clause (iii)) shall be repaid by the Borrower on the day on which the Loans of Lenders unaffected by said clause (iii) are so Converted. Subject to the terms and conditions hereof, the Borrower may fund the repayment of the Relevant Lenders' ratable shares of such Eurodollar Rate Loans and Base Rate Loans by borrowing from Lenders hereunder that are not Relevant Lenders.

          SECTION 2.10.  Prepayments.
                         -----------

          (a) The Borrower shall have no right to prepay any principal amount of any Revolving Loan or Swing Loan other than as provided in subsection (b) below.

          (b) The Borrower may, upon at least (i) the number of Business Days' prior notice specified in the first sentence of Section 3.01(a) with respect to any Revolving Loan of the same Type, or (ii) one Business Day's notice with respect to any Swing Loan, in either case given to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Loans comprising part of the same Revolving Loan Borrowing or Swing Loan Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided,
                                                                --------
however, that (x) each partial prepayment shall be in an aggregate principal
- -------
amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of any Eurodollar Rate Loans shall be made on a date which is not the last day of an Interest Period for such Loans, the Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c) so long as such Lender makes written demand upon the Borrower therefor (with a copy of such demand to the Administrative Agent) within 20 Business Days after such prepayment.

                               Credit Agreement
                               ----------------

          SECTION 2.11.  Payments and Computations.
                         -------------------------

          (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 9.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02, 2.09(d), 2.12, 2.15(c) or 3.05) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Acceptance the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned or assumed thereby to the Lender assignee or New Lender thereunder (as the case may be). The parties to each Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) All computations of interest based on the Base Rate and of fees and letter of credit commission shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee or letter of credit commission, as the case may be; provided, however, if such extension
                                       --------  -------
would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                               Credit Agreement
                               ----------------

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.12.  Taxes.
                         -----

          (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in
                                                                   ---------
the case of each Lender, the Issuing Bank, each Managing Agent, the Documentation Agent, the Letter of Credit Agent and the Administrative Agent, taxes imposed on or measured by its net income (including alternative minimum taxable income), and franchise taxes imposed on it, by any jurisdiction under the laws of which such Person is organized or in which such Person is resident or doing business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law
                            -----
to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any such Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any

                               Credit Agreement
                               ----------------
payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").
                                                  -----------

          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid in good faith by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that (i) the Borrower shall
                               --------  -------
not be liable to any Person for any liability arising from or with respect to Taxes or Other Taxes, which results from the gross negligence or willful misconduct of the Administrative Agent or such Lender, (ii) so long as no Event of Default has occurred and is continuing, the Administrative Agent or such Lender, as applicable, shall use its reasonable best efforts to cooperate with the Borrower in contesting any Taxes or Other Taxes which the Borrower reasonably deems to be not correctly or legally asserted or otherwise not due and owing and (iii) the Borrower shall not be liable to the Administrative Agent or such Lender (as the case may be) for any such liability arising prior to the date 120 days prior to the date on which such Person first makes written demand upon the Borrower for indemnification therefor. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Acceptance pursuant to which it becomes a Lender in the case of each other Lender, on or before the date that such form expires or becomes obsolete or after the occurrence of any event within the control of the Lender (including a change in Applicable Lending Office but not including a change in law) requiring a change in the most recent form so delivered by it, and from time to time thereafter if

                               Credit Agreement
                               ----------------
requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.12(a) unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and
           --------  -------
Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was in compliance with the provisions of Section 9.07(h) and was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that
                  -----
may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this
Section 2.12(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Person has failed to provide the Borrower with the appropriate form described in Section 2.12(e) or notice that it cannot provide such form (other than if such failure is due to a
                                         ----- ----
change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Person shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes
               --------  -------
because of its failure to deliver a form required

                               Credit Agreement
                               ----------------
hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (h) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form as may be required under
Section 2.12(e) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender may assign its interest under this Agreement to any Eligible Assignee and such assignee shall be entitled to the same benefits under this Section 2.12 as the assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

          (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes and the termination of the Commitments.

          (j)  If the Borrower is required to pay any Lender any Taxes under
Section 2.12(c), such Lender shall be an "Affected Person", and the Borrower
                                          ---------------
shall have the rights set forth in Section 3.08 to replace such Affected Person.

          SECTION 2.13.  Sharing of Payments, Etc.  If any Lender shall obtain
                         -------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by it (other than pursuant to Section 2.09(d), 2.12, 2.15(c), 3.05, 3.08 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that, if all or any portion
- --------  -------

                               Credit Agreement
                               ----------------
of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.14.  Conversion of Revolving Loans.
                         -----------------------------

          (a)  Optional.  The Borrower may on any Business Day, upon notice
               --------
given to the Administrative Agent not later than 12:00 noon (New York City time) on (x) the third Business Day prior to the date of the proposed Conversion into Eurodollar Rate Loans and (y) the first Business Day prior to the date of the proposed Conversion into Base Rate Loans, and, in each case, subject to the provisions of Section 3.05, Convert all or any portion of the Revolving Loans of one Type comprising the same Revolving Loan Borrowing into Revolving Loans of the other Type; provided, however, that any Conversion of Eurodollar Rate Loans
                --------  -------
into Base Rate Loans shall be made only on the last day of an Interest Period for such Eurodollar Rate Loans and any Conversion of Base Rate Loans into Eurodollar Rate Loans shall be in an amount not less than the minimum amount specified in Section 3.01(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Loans to be Converted and (iii) if such Conversion is into Eurodollar Rate Loans, the duration of the initial Interest Period for such Revolving Loans. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)  Mandatory.  If the Borrower shall fail to select the duration of
               ---------
any Interest Period for any Eurodollar Rate Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

                               Credit Agreement
                               ----------------

          (c)  Conversions Generally.  The Borrower and the Lenders hereby
               ---------------------
acknowledge that Conversions pursuant to this Section 2.14 do not constitute Borrowings and, accordingly, do not result in the remaking of any of the Borrower's representations and warranties pursuant to Section 4.02 or Section 4.03.

          SECTION 2.15.  Extension of Termination Date.
                         -----------------------------

          (a) The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 60 days prior to each anniversary (each such anniversary, an "Anniversary Date") of
                                                           ----------------
the Closing Date, request that each Lender extend such Lender's Termination Date to the date (the "New Termination Date") that is one year after the then Final
                  --------------------
Termination Date. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given no later than the date (the "Consent Date")
                                                               ------------
that is the earlier of (i) 15 days after the date of the notice referred to in the preceding sentence and (ii) 30 days prior to the Anniversary Date (provided
                                                                       --------
that, if such earlier date is not a Business Day, the Consent Date shall be the next succeeding Business Day), advise the Administrative Agent as to:

          (1) whether or not such Lender agrees to such extension of its Termination Date (each Lender so agreeing to such extension being an

     "Extending Lender"); and
     -----------------

          (2) only if such Lender is an Extending Lender, whether or not such Lender also irrevocably offers to increase the amount of its Commitment (each Lender so offering to increase its Commitment being an "Increasing
                                                                   ----------
     Lender" as well as an Extending Lender) and, if so, the amount of the
     ------
     additional Commitment such Lender so irrevocably offers to assume hereunder (such Lender's "Proposed Additional Commitment").
                     ------------------------------

Each Lender that determines not to extend its Termination Date (a "Non-Extending
                                                                   -------------
Lender") shall notify the Administrative Agent (which shall notify the Lenders)
- ------
of such fact promptly after such determination but in any event no later than the Consent Date, and any Lender that does not advise the Administrative Agent on or before the Consent Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Administrative Agent shall notify the Borrower of each Lender's determination under this Section 2.15(a) no later than the date

                               Credit Agreement
                               ----------------

25 days prior to the Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

          (b)(i) If all of the Lenders are Extending Lenders, then, effective as of the Consent Date, the Termination Date of each Lender shall be extended to the New Termination Date, and the respective Commitments of the Lenders will not be subject to change at such Consent Date pursuant to this Section 2.15.

          (ii) If and only if the sum of (x) the aggregate amount of the Commitments of the Extending Lenders plus (y) the aggregate amount of the
                                     ----
Proposed Additional Commitments of the Increasing Lenders (such sum, the

"Extending Commitments") shall be equal to at least 80% of the then Current
- ----------------------
Aggregate Commitment, then:

          (1) effective as of the Consent Date, the Termination Date of each Extending Lender shall be extended to the New Termination Date; and

          (2) the Borrower shall (so long as no Default shall have occurred and be continuing) have the right, but not the obligation, to take either of the following actions with respect to each Non-Extending Lender during the period commencing on the Consent Date and ending on the immediately succeeding Anniversary Date:

               (X) the Borrower may elect by notice to the Administrative Agent and such Non-Extending Lender that the Termination Date of such Non-Extending Lender be changed to a date (which date shall be specified in such notice) on or prior to the Anniversary Date (and, upon the giving of such notice, the Termination Date of such Non-Extending Lender shall be so changed); or

               (Y) the Borrower may replace such Non-Extending Lender as a party to this Agreement in accordance with Section 2.15(c).

          (iii)  If neither of the conditions specified in clause (i) or clause
(ii) of this Section 2.15(b) is satisfied, then neither the Termination Date nor the Commitment of any Lender will change pursuant to this Section 2.15 on such Consent Date, and the Borrower will not have the right to take any of the actions specified in Section 2.15(b)(ii)(2).

          (c) Replacement by the Borrower of Non-Extending Lenders pursuant to
Section 2.15(b)(ii)(2)(Y) shall be effected

                               Credit Agreement
                               ----------------
as follows (certain terms being used in this Section 2.15(c) having the meanings assigned to them in Section 2.15(d)) on the relevant Assignment Date:

          (1) the Assignors shall severally assign and transfer to the Assignees, and the Assignees shall severally purchase and assume from the Assignors, all of the Assignors' rights and obligations (including, without limitation, the Assignors' respective Commitments) hereunder and under the Notes;

          (2) each Assignee shall pay to the Administrative Agent, for account of the Assignors, an amount equal to such Assignee's Share of the aggregate outstanding principal amount of the Loans then held by the Assignors;

          (3) the Borrower shall pay to the Administrative Agent, for account of the Assignors, all interest, fees and other amounts (other than principal of outstanding Loans) then due and owing to the Assignors by the Borrower hereunder (including, without limitation, payments due such Assignors, if any, under Sections 2.12, 3.05 and 9.04(c)); and

          (4) the Borrower shall pay to the Administrative Agent for account of the Administrative Agent the $2,500 processing and recordation fee for each assignment effected pursuant to this Section 2.15(c).

The assignments provided for in this Section 2.15(c) shall be effected on the relevant Assignment Date in accordance with Section 9.07 and pursuant to one or more Assignments and Acceptances. After giving effect to such assignments, each Assignee shall have a Commitment hereunder (which, if such Assignee was a Lender hereunder immediately prior to giving effect to such assignment, shall be in addition to such Assignee's existing Commitment) in an amount equal to the amount of its Assumed Commitment.

          (d) For purposes of this Section 2.15 the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Assigned Commitments" means the Commitments of Non-Extending Lenders
           --------------------
     to be replaced pursuant to Section 2.15(b)(ii)(2)(Y).

                               Credit Agreement
                               ----------------

          "Assignees" means, at any time, Increasing Lenders and, if the
           ---------
     Assigned Commitments exceed the aggregate amount of the Proposed Additional Commitments, one or more New Lenders.

          "Assignment Date" means the Anniversary Date or such earlier date as
           ---------------
     shall be acceptable to the Borrower, the relevant Assignors, the relevant Assignees and the Administrative Agent.

          "Assignors" means, at any time, the Lenders to be replaced by the
           ---------
     Borrower pursuant to Section 2.15(b)(ii)(2)(Y).

          The "Assumed Commitment" of each Assignee shall be determined as
               ------------------
     follows:

               (a) If the aggregate amount of the Proposed Additional Commitments of all of the Increasing Lenders shall exceed the aggregate amount of the Assigned Commitments, then (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to (x) the aggregate amount of the Assigned Commitments multiplied by (y) a
                                                           ---------- --
          fraction, the numerator of which is equal to such Increasing Lender's Commitment as then in effect and the denominator of which is the aggregate amount of the Commitments of all Increasing Lenders as then in effect; and (ii) no New Lender shall be entitled to become a Lender hereunder pursuant to Section 2.15(c) (and, accordingly, each New Lender shall have an Assumed Commitment of zero).

               (b) If the aggregate amount of the Proposed Additional Commitments of all of the Increasing Lenders shall be less than or equal to the aggregate amount of the Assigned Commitments, then: (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to such Increasing Lender's Proposed Additional Commitment; and (ii) the excess, if any, of the aggregate amount of the Assigned Commitments over the aggregate amount of the Proposed Additional
                      ----
          Commitments shall be allocated among New Lenders in such a manner as the Borrower and the Administrative Agent may agree.

          "Share" means, as to any Assignee, a fraction the numerator of which
           -----
     is equal to such Assignee's Assumed Commitment and the denominator of which is the aggregate amount of the Assumed Commitments of all the Assignees.

                               Credit Agreement
                               ----------------

                                  ARTICLE III

                        MAKING THE LOANS AND ISSUING THE
                               LETTERS OF CREDIT

          SECTION 3.01.  Making the Revolving Loans.
                         --------------------------

          (a) Each Revolving Loan Borrowing shall be made on notice, given not later than (x) 12:00 noon (New York City time) on the third Business Day prior to the date of a Eurodollar Rate Loan Borrowing, and (y) 11:00 A.M. (New York City time) on the day of a Base Rate Loan Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Revolving Loan Borrowing (a

"Notice of Revolving Loan Borrowing") shall be made in writing, or orally and
- -----------------------------------
confirmed immediately in writing, by telecopier, telex or cable, in substantially the form of Exhibit B-l hereto, specifying therein the requested
(i) date of such Revolving Loan Borrowing (which shall be a Business Day), (ii) Type of Revolving Loan comprising such Revolving Loan Borrowing, (iii) aggregate amount of such Revolving Loan Borrowing, and (iv) in the case of a Revolving Loan Borrowing comprised of Eurodollar Rate Loans, initial Interest Period for each such Revolving Loan. Each Lender shall (A) before 11:00 A.M. (New York City time) on the date of such Borrowing (in the case of a Eurodollar Rate Loan Borrowing) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Base Rate Loan Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, in same day funds, such Lender's ratable portion of such Revolving Loan Borrowing; provided that, with respect to
                                          --------
Borrowings of Eurodollar Rate Loans, no Lender having a Termination Date prior to the last day of the initial Interest Period for such Eurodollar Rate Loans shall participate in such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article IV, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address; provided, however,
                                                          --------  -------
that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Loan and Letter of Credit Loans as to which the Borrower has received timely notice made by the Swing Loan Bank or the Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Revolving Loan Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Loan Bank or the Issuing

                               Credit Agreement
                               ----------------

Bank, as the case may be, and such other Lenders for repayment of such Swing Loans and Letter of Credit Loans.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Loans for any Revolving Loan Borrowing if the aggregate amount of such Revolving Loan Borrowing is less than $10,000,000.

          (c) Subject to Sections 2.09(c) and 3.06, each Notice of Revolving Loan Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Loan Borrowing which the related Notice of Revolving Loan Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Loan Borrowing for such Revolving Loan Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Revolving Loan Borrowing when such Revolving Loan, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Loan Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Loan Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with subsection (a) of this
Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Loans comprising such Revolving Loan Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, provided that the Borrower retains its rights against such Lender with
      --------
respect to any damages it may incur as a result of such Lender's failure to fund, and notwithstanding anything herein to the

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                               ----------------
contrary, in no event shall the Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Loan as part of such Revolving Loan Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Revolving Loan to be made by it as part of any Revolving Loan Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Revolving Loan Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Revolving Loan Borrowing.

          SECTION 3.02.  Making the Competitive Bid Loans.
                         --------------------------------

          (a) The Borrower may request a Competitive Bid Loan Borrowing under this Section 3.02 by delivering to the Administrative Agent a notice (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) of a Competitive Bid Loan Borrowing (a "Notice of Competitive Bid Loan
                                               ------------------------------
Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the
- ---------
date (which shall be a Business Day) and aggregate amount of the proposed Competitive Bid Loan Borrowing, the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Loan Borrowing or later than 180 days or six months, as applicable, after the date of such Competitive Bid Loan Borrowing (or, if earlier, the Final Termination Date)), the interest payment date or dates relating thereto, and any other terms to be applicable to such Competitive Bid Loan Borrowing, not later than (i) 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Loan Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Loan Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (ii) 12:00 noon (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Loan Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Loan Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Loan Borrowing

                               Credit Agreement
                               ----------------
received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Loan Borrowing.

          (b) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (i) on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (a) above, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.02(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Loan; provided that if the
                                                          --------
Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided
                                                                    --------
that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Loan Borrowing.

          (c) The Borrower shall, in turn, (i) before 11:30 A.M. (New York City time) on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (b) above, either:

                               Credit Agreement
                               ----------------

          (A) cancel such Competitive Bid Loan Borrowing by giving the Administrative Agent notice to that effect, or

          (B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (b) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (b) above) to be made by each Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (b) above by giving the Administrative Agent notice to that effect.

          (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Loan Borrowing is canceled pursuant to paragraph (c)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Loan Borrowing shall not be made.

          (e) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (c)(B) above, the Administrative Agent shall in turn promptly notify (i) each Lender that has made an offer as described in paragraph (b) above, of the date and aggregate amount of such Competitive Bid Loan Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (b) above have been accepted by the Borrower,
(ii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Loan Borrowing, and (iii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
Article IV. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing shall, before 1:00 P.M. (New York City time) on the date of such Competitive Bid Loan Borrowing specified in the notice received from the Administrative Agent pursuant to clause (i) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (iii) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02 such Lender's portion of such Competitive Bid Loan Borrowing, in same day funds. Upon

                               Credit Agreement
                               ----------------
fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each Competitive Bid Loan Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Loan Borrowing, the consequent Competitive Bid Loan Reduction and the dates upon which such Competitive Bid Loan Reduction commenced and will terminate.

          (f) Following the making of each Competitive Bid Loan Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.02(a).

          (g) Notwithstanding anything to the contrary in Section 2.02 or in the foregoing provisions of this Section 3.02, no Lender whose Termination Date occurs prior to the maturity date for any Competitive Bid Loan requested in a Notice of Competitive Bid Loan Borrowing shall be entitled to receive or to make a quote pursuant to such Notice of Competitive Bid Loan Borrowing or otherwise to participate in such Competitive Bid Loan Borrowing.

          SECTION 3.03.  Making the Swing Loans, Etc.
                         ----------------------------

          (a) The Borrower may request a Swing Loan Borrowing from a Swing Loan Bank under this Section 3.03 by delivering to the Administrative Agent and such Swing Loan Bank, no later than 2:00 p.m. (New York City time) on the date of the proposed Swing Loan Borrowing, a notice of a Swing Loan Borrowing (a "Notice of
                                                                      ---------
Swing Loan Borrowing"), which shall be made in writing, or orally and confirmed
- --------------------
immediately in writing, by telecopier, telex or cable, and shall specify therein the requested (i) Swing Loan Bank, (ii) date of such Borrowing (which shall be a Business Day), (iii) amount of such Borrowing, (iv) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and (v) account of the Borrower to which the proceeds of such Borrowing are to be made available.

          (b) The relevant Swing Loan Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make such Swing Loan to the Borrower by telephonic notice, such notice specifying whether such Swing Loan will bear interest (i) at the rate of interest specified in Section 2.08(a)(i) (such Swing Loan, a "Base Rate Swing Loan") or (ii) at a different rate of interest
         --------------------
specified in such notice by such Swing Loan Bank in its

                               Credit Agreement
                               ----------------
sole discretion (such Swing Loan, a "Quoted Rate Swing Loan").  If such Swing
                                     ----------------------
Loan Bank shall elect not to make such an offer, such Swing Loan Bank shall so notify the Administrative Agent and the Borrower; provided that the failure by
                                                  --------
such Swing Loan Bank to give such notice shall not cause such Swing Loan Bank to be obligated to make such Swing Loan.

          (c) If such Swing Loan Bank shall have offered to make a Swing Loan as provided in paragraph (b) above, the Borrower shall, in turn, before the earlier of one hour after its receipt of such offer and 2:30 P.M. (New York City time) on the date of the proposed Swing Loan Borrowing either (A) cancel such Swing Loan Borrowing or (B) accept such offer, in each case by giving notice to such effect to the Administrative Agent and such Swing Loan Bank.

          (d) If the Borrower cancels such Swing Loan Borrowing pursuant to paragraph (c)(A) above, such Swing Loan Borrowing shall not be made. If the Borrower accepts such offer pursuant to paragraph (c)(B) above, the relevant Swing Loan Bank will (subject to the applicable conditions set forth in Article
IV) make the amount of such Swing Loan available to the Borrower at the account specified in the relevant Notice of Swing Loan Borrowing.

          (e) If the Borrower accepts an offer by a Swing Loan Bank for a Quoted Rate Swing Loan as provided above, such Swing Loan Bank will provide the Borrower and the Administrative Agent with written confirmation (a "Swing Loan
                                                                    ----------
Rate Confirmation") of the agreed interest rate (the "Swing Loan Rate") for such
- -----------------                                     ---------------
Quoted Rate Swing Loan by the Business Day next succeeding the date on which the related Notice of Swing Loan Borrowing was given, and the rate specified in such Swing Loan Rate Confirmation shall for all purposes be the interest rate payable in respect of such Quoted Rate Swing Loan notwithstanding any disagreement by the Borrower with the contents of such written confirmation.

          (f) Upon demand by a Swing Loan Bank through the Administrative Agent, each other Lender having a Termination Date on or after the scheduled maturity date of such Swing Loan shall purchase from such Swing Loan Bank, and such Swing Loan Bank shall sell and assign to each other Lender, such other Lender's pro rata share of each outstanding Base Rate Swing Loan made by such Swing Loan Bank (and related claims for accrued and unpaid interest), by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Loan Bank by deposit to the Administrative Agent at its aforesaid address, in same day funds, an amount equal to the

                               Credit Agreement
                               ----------------
sum of (x) the portion of the outstanding principal amount of such Base Rate Swing Loans to be purchased by such Lender plus (y) interest accrued and unpaid
                                           ----
to and as of such date on such portion of the outstanding principal amount of such Base Rate Swing Loans. Each Lender's obligations to make such payments to the Administrative Agent for account of the Swing Loan Banks under this paragraph (f), and each Swing Loan Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (f), the financial condition of the Borrower (or any other account party), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments. Each such payment to a Swing Loan Bank shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender agrees to purchase its pro rata share of such outstanding Base Rate Swing Loans on (i) the Business Day on which demand therefor is made by such Swing Loan Bank, provided that notice of such demand is given not later than 11:00
           --------
a.m. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Loan Bank to any other Lender of a portion of such Swing Loan Bank's Base Rate Swing Loans, such Swing Loan Bank represents and warrants to such other Lender that such Swing Loan Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Loan, the Loan Documents or any party thereto. If and to the extent that any Lender shall not have so made the amount of such Swing Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of such Swing Loan Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Loan Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Loan Bank, such amount so paid in respect of principal shall constitute a Swing Loan by such Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Loans made by such Swing Loan Bank shall be reduced by such amount.

          SECTION 3.04.  Issuance of Letters of Credit.
                         -----------------------------

          (a)  Request for Issuance.  (i) Each Letter of Credit issued after the
               --------------------
date hereof shall be issued upon notice, given

                               Credit Agreement
                               ----------------
not later than 11:00 A.M. (New York City time) on the third Business Day prior to the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Letter of Credit Agent and each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex,
                                   ------------------
telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (each such application and agreement, and each application and agreement executed and delivered in respect of an Existing Letter of Credit, a "Letter of Credit Agreement") as the Issuing Bank may
                     --------------------------
specify to the Borrower for use in connection with such requested Letter of Credit. If the requested form of such Letter of Credit is for the account of any entity permitted under Section 2.04 and is acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article IV, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

       (ii) The Letter of Credit Agent shall furnish (A) to the Issuing Bank on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender and the Borrower on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and
(C) to the Administrative Agent, the Borrower and each Lender on the first Business Day of each fiscal quarter a written report setting forth the average daily aggregate Available Amount during the preceding fiscal quarter of all Letters of Credit.

          (b)  Drawing and Reimbursement.  The payment by the Issuing Bank of a
               -------------------------
draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Loan, which shall be a loan bearing interest at the Base Rate, in the amount of such draft. Upon written demand by the Issuing Bank with a copy of such

                               Credit Agreement
                               ----------------
demand to the Administrative Agent, each other Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Lender, such other Lender's pro rata share of such outstanding Letter of Credit Loan as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Loan to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Lender's obligations to make such payments to the Administrative Agent for account of the Issuing Bank under this paragraph (b), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (b), the financial condition of the Borrower (or any other account party), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender agrees to purchase its pro rata share of an outstanding Letter of Credit Loan on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Loan, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Loan, the Loan Documents or any party hereto. If and to the extent that any Lender shall not have so made the amount of such Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of

                               Credit Agreement
                               ----------------

Credit Loan made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (c)  Obligations Absolute.  The obligations of the Borrower under this
               --------------------
Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to purchase portions of Letter of Credit Loans pursuant to paragraph (b) above) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank or any Lender of any draft or the reimbursement by the Borrower thereof):

          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");
                               ---------------------

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

        (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

         (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or

                               Credit Agreement
                               ----------------

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

          SECTION 3.05.  Increased Costs.
                         ---------------

          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage, in each case as of the date of determination thereof) in or in the interpretation of any law or regulation, in each case as of the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Borrower shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost incurred during the 120-day period prior to the date of such demand. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such costs.
                                      ----- -----

          (b) If any Lender determines that compliance with (i) the introduction of or any change in or in the interpretation of, any law or regulation, in each case after the date hereof, or (ii) any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause
(i) above, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall from time to time pay to the Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances incurred during the 120-day period prior to the date of such demand, to the extent that such Lender

                               Credit Agreement
                               ----------------
reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof shall be prima facie evidence of such costs.
- ----- -----

          (c) Without limiting the effect of the foregoing, the Borrower shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against Eurocurrency Liabilities (or so long as such Lender is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurodollar Rate Loans) an additional amount (determined by such Lender and notified to the Borrower through the Administrative Agent) equal to the product of the following for each Eurodollar Rate Loan for each day during such Interest
Period:

          (i) the principal amount of such Eurodollar Rate Loan outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the Eurodollar
                                                            -----
     Rate Reserve Percentage in effect on such day minus (y) such numerator; and
                                                   -----

          (iii)  1/360.

          (d) If the Borrower is required to pay any Lender any amounts under this Section 3.05, the applicable Lender shall be an "Affected Person", and the
                                                      ---------------
Borrower shall have the rights set forth in Section 3.08 to replace such Affected Person.

          SECTION 3.06.  Illegality.  Notwithstanding any other provision of
                         ----------
this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, then, subject to the provisions of Section 3.08, (i) the

                               Credit Agreement
                               ----------------
obligation of such Lender to make Eurodollar Rate Loans hereunder shall be suspended until the first date on which the circumstances causing such suspension cease to exist, (ii) any Eurodollar Rate Loans made or to be made by such Lender shall be converted automatically to Base Rate Loans and (iii) such Lender shall be an "Affected Person", and the Borrower shall have the right set
                    ---------------
forth in Section 3.08 to replace such Affected Person. In the event of such a suspension, such Lender shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower, the Administrative Agent and the Lenders promptly of the end of such suspension, and thereafter the Borrower shall be entitled to borrow Eurodollar Rate Loans from such Lender.

          SECTION 3.07.  Reasonable Efforts to Mitigate.  Each Lender shall use
                         ------------------------------
its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by the Borrower under
Section 3.05 and to minimize any period of illegality described in Section 3.06. Without limiting the generality of the foregoing, each Lender agrees that, to the extent reasonably possible to such Lender, it will change its Eurodollar Lending Office if such change would eliminate or reduce amounts payable to it under Section 3.05 or eliminate any illegality of the type described in Section 3.06, as the case may be. Each Lender further agrees to notify the Borrower promptly, but in any event within five Business Days, after such Lender learns of the circumstances giving rise to such a right to payment or such illegality have changed such that such right to payment or such illegality, as the case may be, no longer exists.

          SECTION 3.08.  Right to Replace Affected Person or Lender.
                         ------------------------------------------

          (a)  Replacement by the Borrower.  In the event the Borrower is
               ---------------------------
required to pay any Taxes with respect to an Affected Person pursuant to Section 2.12(c) or any amounts with respect to an Affected Person pursuant to Section 3.05, or receives a notice from an Affected Person pursuant to Section 3.06, the Borrower may elect, if such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement, provided that, concurrently therewith, (i) another financial institution which
- --------
is an Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent (or if the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent) shall agree, as of

                               Credit Agreement
                               ----------------
such date, to purchase for cash the Loans of the Affected Person, pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments, and (ii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.12 and costs incurred under Section 3.05.

          (b)  Replacement by the Letter of Credit Agent or the Issuing Bank.
               -------------------------------------------------------------
In the event that S&P and Moody's shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- and Baa3, respectively, or the equivalent, then each of the Letter of Credit Agent and the Issuing Bank shall in consultation with the Borrower have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.07) all the interests, rights and obligations in respect of its Commitment to an Eligible Assignee; provided, however, that (x) no such
                                           --------  -------
assignment shall conflict with any law, rule or regulation or order of any governmental authority and (y) the Letter of Credit Agent, the Issuing Bank or such Eligible Assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be obligated under Section 8.05 and be entitled to the benefits of Section 9.04, as well as to any fees and other amounts accrued for its account under Sections 2.05, 2.12 or 3.05 and not yet paid.

          SECTION 3.09.  Use of Proceeds.  The proceeds of the Loans shall be
                         ---------------
available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries.

                               Credit Agreement
                               ----------------

                                  ARTICLE IV

                             CONDITIONS OF LENDING

          SECTION 4.01.  Conditions Precedent to Initial Borrowing.  The
                         -----------------------------------------
obligation of each Lender to make a Loan on the occasion of the initial Borrowing or, if earlier, of the Issuing Bank to issue the initial Letter of Credit (other than an Existing Letter of Credit), is subject to the following conditions precedent being satisfied on or before July 31, 1996:

          (a) The Administrative Agent shall have received on or before the day of the initial Borrowing or such initial issuance the following in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) The Revolving Loan Notes payable to the order of the Lenders, respectively.

              (ii) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

             (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

              (iv) A favorable opinion of the Borrower's Law Department, substantially in the form of Exhibit D and covering such other matters relating hereto as any Lender, through the Administrative Agent, may reasonably request.

               (v) A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Administrative Agent, substantially in the form of Exhibit E.

          (b) The Administrative Agent shall have received evidence that, prior to or simultaneously with such initial Borrowing or issuance, the Borrower shall have (i) repaid in

                               Credit Agreement
                               ----------------
     full the outstanding principal amount of each of the outstanding "Loans" as defined in the Existing Credit Agreement together with all accrued and unpaid interest thereon, all fees payable in respect thereof and all other amounts payable thereunder, and (ii) canceled each of the "Commitments" as defined therein.

          (c) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the fees of the Managing Agents, the Documentation Agent, the Letter of Credit Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent then payable).

          SECTION 4.02.  Conditions Precedent to Each Revolving Loan Borrowing,
                         ------------------------------------------------------
Swing Loan Borrowing and Letter of Credit Issuance.  The obligation of each
- --------------------------------------------------
Lender to make a Loan (other than a Swing Loan or a Letter of Credit Loan made by a Lender pursuant to Section 3.03 or 3.04(b) or a Competitive Bid Loan) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Borrower to request a Swing Loan Borrowing or the issuance of a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance of a Letter of Credit the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

          (a) The representations and warranties contained in Section 5.01 (except the Excluded Representations) are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing or issuance; and

          (b) No event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, which constitutes a Default.

          SECTION 4.03.  Conditions Precedent to Each Competitive Bid Loan
                         -------------------------------------------------
Borrowing.  The obligation of each Lender which is to make a Competitive Bid
- ---------
Loan on the occasion of a Competitive Bid Loan Borrowing (including the initial Competitive Bid Loan

                               Credit Agreement
                               ----------------

Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Loan Borrowing is subject to the conditions precedent that:

          (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Loan Borrowing with respect thereto;

          (b) on or before the date of such Competitive Bid Loan Borrowing, but prior to such Competitive Bid Loan Borrowing, the Administrative Agent shall have received a Competitive Bid Loan Note payable to the order of such Lender for each of the one or more Competitive Bid Loans to be made by such Lender as part of such Competitive Bid Loan Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Loan in accordance with Sections 2.02 and 3.02; and

          (c) on the date of such Competitive Bid Loan Borrowing the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Competitive Bid Loan Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Loan Borrowing such statements are true):

               (i) The representations and warranties contained in Section 5.01 (except for the Excluded Representations) are correct on and as of the date of such Competitive Bid Loan Borrowing, before and after giving effect to such Competitive Bid Loan Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties which, by their terms, refer to a date other than the date of such Competitive Bid Loan Borrowing;

              (ii) No event has occurred and is continuing, or would result from such Competitive Bid Loan Borrowing or from the application of the proceeds therefrom, which constitutes a Default; and

             (iii) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact

                               Credit Agreement
                               ----------------
          or any fact necessary to make the statements contained therein taken as a whole, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  Representations and Warranties of the Borrower.  The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all the requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted except where the failure to do so would not have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Borrower of the Loan Documents, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's certificate of incorporation or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of their properties, except if such conflict, breach or default would not have a Material Adverse Effect, or
     (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or its Subsidiaries. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, except for such violation or breach which would not have a Material Adverse Effect.

                               Credit Agreement
                               ----------------

          (c) Except as have been obtained, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Loan Documents, or for consummation of the transactions contemplated hereby, except and to the extent that any failure to obtain such authorization, approval or other action would not have a Material Adverse Effect.

          (d) Each of the Loan Documents is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

          (e) The Borrower has heretofore furnished to each of the Lenders consolidated balance sheets of the Borrower and its Subsidiaries as at December 29, 1995 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen LLP. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP. Since December 29, 1995, there has been no Material Adverse Change.

          (f) No information, exhibit or report furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the execution of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole, in the light of the circumstances under and the time at which they were made, not misleading.

          (g) There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the transactions contemplated hereby.

          (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted

                               Credit Agreement
                               ----------------
     or could reasonably be expected to result in a liability to the Borrower or its ERISA Affiliates in excess of $5,000,000.

          (i) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Borrower nor any of its ERISA Affiliates, to the best of the Borrower's knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect.

          (j) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

          (k) The Borrower and each of its Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Borrower or the Borrower and its Subsidiaries taken as a whole.


                                   ARTICLE VI

                           COVENANTS OF THE BORROWER

          SECTION 6.01  Affirmative Covenants.  So long as any obligations under
                        ---------------------
this Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

          (a)  Compliance with Laws, Etc.  Comply, and cause each of its
               --------------------------
     Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Securities Act of 1933 and all Environmental

                               Credit Agreement
                               ----------------

     Laws, except, in each case, any non-compliance which would not have a Material Adverse Effect.

          (b)  Payment of Taxes, Etc.  Pay and discharge, and cause each of its
               ----------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not have a Material Adverse Effect; provided, however, that
                                                  --------  -------
     neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c)  Maintenance of Insurance.  Maintain, and cause each of its
               ------------------------
     Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self-insurance programs to the extent consistent with prudent practices of the Borrower and its Subsidiaries or otherwise customary in their respective industries in such amounts and covering such risks as is customary in the industries in which the Borrower or such Subsidiary operates.

          (d)  Payment of Welfare Plans.  Pay, and cause each of its Material
               ------------------------
     Subsidiaries to pay, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Material Subsidiaries are liable.

          (e)  Preservation of Corporate Existence, Etc.  Preserve and maintain,
               -----------------------------------------
     and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that (i) the Borrower and its Material Subsidiaries may
     --------  -------
     consummate any transaction permitted under Section 6.02(b) and (ii) neither the Borrower nor such Subsidiary shall be required to preserve any right or franchise (other than the corporate existence of the Borrower) when, in the good faith business judgment of the Borrower, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Borrower.

          (f)  Visitation Rights.  At any reasonable time during normal business
               -----------------
     hours and upon reasonable prior notice and

                               Credit Agreement
                               ----------------
     from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g)  Keeping of Books.  Keep, and cause each of its Subsidiaries to
               ----------------
     keep, proper books of record and account as are necessary to prepare Consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

          (h)  Maintenance of Properties, Etc.  Maintain and preserve, and cause
               -------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a Material Adverse Effect.

          (i)  Reporting Requirements.  Furnish to the Lenders:
               ----------------------

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, quarterly condensed and consolidated balance sheets and consolidated statement of cash flows of the Borrower as of the end of such quarter and statements of income of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief accounting officer of the Borrower (or another appropriate officer of the Borrower designated by said chief accounting officer) and certificates as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.01(j) and (k), provided that in the event of any change in GAAP used in
                   --------
          preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.01(j) or (k), a statement of reconciliation conforming any information in such certificates with GAAP;

                               Credit Agreement
                               ----------------

              (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, certificates as to compliance with the terms of this Agreement which are otherwise provided under clause (i) above at the end of each fiscal quarter other than the last fiscal quarter of the fiscal year and a copy of the annual report for such year for the Borrower, containing audited financial statements for such year certified by (a) Arthur Andersen LLP, (b) any other "Big Six" accounting firm or (c) other independent public accountants acceptable to the Required Lenders;

             (iii) as soon as possible and in any event within five days after the Borrower obtains notice of the occurrence of each Event of Default and each Default continuing on the date of such statement, a statement of the chief accounting officer of the Borrower setting forth details of such Event of Default or Default and the action which the Borrower has taken and proposes to take with respect thereto;

              (iv) promptly after request therefor, copies of all regular and periodic financial and/or other reports which the Borrower may from time to time make available to any of its public security holders or bond holders;

               (v) promptly and in any event within 15 days after the Borrower or any ERISA Affiliate knows or should reasonably know that any ERISA Event has occurred with respect to which the liability or potential liability of the Borrower or any of its ERISA Affiliates exceeds or could reasonably be expected to exceed $10,000,000, a statement of a principal financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

              (vi) promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;

             (vii) with respect to liabilities or potential liabilities of the Borrower or any of its ERISA

                               Credit Agreement
                               ----------------

          Affiliates of $10,000,000 or more, promptly and in any event within 20 Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (1) or (2) above; and

            (viii) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries that any Lender through the Administrative Agent may from time to time reasonably request.

          (j)  Minimum Net Worth.  Maintain, as at the last day of each fiscal
               -----------------
     quarter of the Borrower ending after the date hereof, a net worth of not less than:

                 (i)  $500,000,000 minus
                                   -----

                (ii) the lesser of (x) the aggregate consideration paid by the Borrower in respect of the purchase by the Borrower of its common stock during the period from December 30, 1995 through and including the date of determination and (y) $200,000,000 plus
                                                         ----

               (iii) 25% of the cumulative Consolidated net income of the Borrower (if positive) for the fiscal years (if any) ended during the period from December 30, 1995 through and including the date of determination.

          (k)  Leverage Ratio.  Maintain, as at the last day of each fiscal
               --------------
     quarter of the Borrower ending after the date hereof, a Leverage Ratio of not greater than 4.0 to 1.0.

          SECTION 6.02  Negative Covenants.  So long as any obligations under
                        ------------------
this Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, unless the Required Lenders shall otherwise consent in writing:

                               Credit Agreement
                               ----------------

          (a)  Liens, Etc.  Create, incur, assume or suffer to exist, or permit
               -----------
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

              (i)   Permitted Liens;

             (ii)   Liens outstanding on the Closing Date and described on
          Schedule II ("Existing Liens"), and any renewal, extension or
                        --------------
          replacement (or successive renewals, extensions or replacements) thereof which does not encumber any property of the Borrower or its Subsidiaries other than (1) the property encumbered by the Lien being renewed, extended or replaced, (2) property acquired by the Borrower or its Subsidiaries in the ordinary course of business to replace property covered by Existing Liens, and (3) de minimis other property incidental to the property referred to in clause (1) or (2) above;

            (iii)   Purchase Money Liens;

             (iv) Liens on properties of (X) MVCI, any SLS Entity or any of their respective Subsidiaries, and (Y) MICC and any other Subsidiary of the Borrower principally engaged in the business of finance, banking, credit, leasing, insurance or other similar operations;

              (v) Liens on properties of Subsidiaries of the Borrower, which properties are located outside the United States of America;

             (vi)   Liens securing COLI Debt; and

            (vii) other Liens securing an aggregate principal amount of Indebtedness or other obligations not to exceed $300,000,000 at any time outstanding.

          (b)  Restrictions on Fundamental Changes.  Not, and not permit any of
               -----------------------------------
     its Material Subsidiaries to:

                 (i)  merge or consolidate with or into, or

                (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of

                               Credit Agreement
                               ----------------
          transactions) all or substantially all of the property (whether now owned or hereafter acquired) of the Borrower and its Subsidiaries, taken as a whole, to, or

               (iii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions, and whether by or pursuant to merger, consolidation or any other arrangement), any property (whether now owned or hereafter acquired) essential to the conduct of the lodging group or contract services group of the Borrower and its Subsidiaries, taken as a whole, to, or

                (iv) enter into any partnership, joint venture, syndicate, pool or other combination with,

     any Person, in each case unless:

               (w) no Default shall have occurred and then be continuing or would result therefrom, and

               (x)  in the case of a merger or consolidation of the Borrower,
          (1) the Borrower is the surviving entity or (2) the surviving entity expressly assumes by an amendment to this Agreement duly executed by such surviving entity all of the Borrower's obligations hereunder and under the other the Loan Documents in a manner satisfactory to the Administrative Agent and the Required Lenders.

          (c)  Transactions with Affiliates.  Enter into, or permit any of its
               ----------------------------
     Subsidiaries to enter into, any transaction with an Affiliate of the Borrower (other than the Borrower's Subsidiaries) that would be material in relation to the Borrower and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement, except on terms that are fair and reasonable to the Borrower and its Subsidiaries and on terms no less favorable to the Borrower or such Subsidiary (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate) than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (d)  Dividends, Etc.  Declare or make any dividend payment or other
               ---------------
     distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase,

                               Credit Agreement
                               ----------------
     redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, in each case if, at the time thereof or after giving effect thereto, an Event of Default has occurred and is continuing.

          (e)  Change in Nature of Business.  Engage in, or permit any of its
               ----------------------------
     Subsidiaries to engage in, any business that is material to the Borrower and its Subsidiaries, taken as a whole, that is not carried on by the Borrower or its Subsidiaries as of the Closing Date (or directly related to a business carried on as of such date) and which would have a Material Adverse Effect.

          (f)  Accounting Changes.  Make or permit, or permit any of its
               ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

          (g)  Margin Stock.  Permit more than 25%, after applying the proceeds
               ------------
     of each Loan, of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 6.02(a) or Section 6.02(b) to consist of or be represented by margin stock within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System, as such Regulation U is from time to time amended.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          SECTION 7.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
- -------------------

          (a) (i) The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or (ii) the Borrower shall fail to pay any interest on any Loan, or any other payment under any Loan Document, for a period of three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers)

                               Credit Agreement
                               ----------------
     under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.01(j) or (k) or in Section 6.02(b), (c), (d), (e) or (g), or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

          (d) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes and Non-Recourse Indebtedness) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in connection with the sale of the sole asset or all assets securing such Indebtedness), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that if there is acceleration
                              --------  -------
     or an event permitting acceleration of any Indebtedness which is included under this clause (d) solely because of a Guarantee by the Borrower or one of its Material Subsidiaries, an Event of Default will not exist under this clause (d) so long as the Borrower or such Material Subsidiary, as the case may be, fully performs its obligations in a timely manner under such Guarantee upon demand therefor by the beneficiary thereof; or

                               Credit Agreement
                               ----------------

     (e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g)  A Change of Control shall occur; or

          (h) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower or any ERISA Affiliate related to such ERISA Event) exceeds $20,000,000; or

          (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it

                               Credit Agreement
                               ----------------
     has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $10,000,000 per annum; or

          (j) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in
                                                      --------  -------
the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Material Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                               Credit Agreement
                               ----------------

          SECTION 7.02.  Actions in Respect of the Letters of Credit Upon Event
                         ------------------------------------ -----------------
of Default; L/C Cash Collateral Account; Investing of Amounts in the L/C Cash
- -----------------------------------------------------------------------------
Collateral Account; Release.
- ---------------------------

          (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, the Administrative Agent may, and at the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section
7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any equal or prior right or claim of any Person other than the Administrative Agent, the Letter of Credit Agent, the Managing Agents, the Documentation Agent and the Lenders pursuant to this Agreement or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (1) such aggregate Available Amount over (2) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such equal or prior right and claim.

          (b) The Borrower hereby authorizes the Administrative Agent to open at any time upon the occurrence and during the continuance of an Event of Default a non-interest bearing account with the Administrative Agent at its address designated in Section 9.02 in the name of the Borrower but under the sole control and dominion of the Administrative Agent (the "L/C Cash Collateral
                                                            -------------------
Account"), and hereby pledges and assigns and grants to the Administrative Agent
- -------
on behalf of the Lenders a security interest in the following collateral (the "L/C Cash Collateral Account Collateral"):
- ---------------------------------------

          (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the investment of funds held therein,

                               Credit Agreement
                               ----------------

         (ii) all L/C Cash Collateral Account Investments from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account Investments,

        (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in addition to any or all of the then existing L/C Cash Collateral Account Collateral,

         (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Cash Collateral Account Collateral, and

          (v) all proceeds of any and all of the foregoing L/C Cash Collateral Account Collateral.

          (c) If requested by the Borrower, the Administrative Agent will, subject to the provisions of clause (e) below, from time to time (i) invest amounts on deposit in the L/C Cash Collateral Account in such notes, certificates of deposit and other debt instruments as the Borrower may select and the Administrative Agent may approve and (ii) invest interest paid on the notes, certificates of deposit and other instruments referred to in clause (i) above, and reinvest other proceeds of any such notes, certificates of deposit and other instruments which may mature or be sold, in each case in such notes, certificates of deposit and other debt instruments as the Borrower may select and the Administrative Agent may approve (the notes, certificates of deposit and other instruments referred to in clauses (i) and (ii) above being collectively "L/C Cash Collateral Account Investments"). Interest and proceeds that are not
- ----------------------------------------
invested or reinvested in L/C Cash Collateral Account Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.

          (d) Upon such time as (i) the aggregate Available Amount of all Letters of Credit is reduced to zero and such Letters of Credit are expired or terminated by their terms and all amounts payable in respect thereof, including but not limited to principal, interest, commissions, fees and expenses, have been paid in full in cash, and (ii) no Event of Default has occurred and is continuing under this Agreement, the Administrative Agent will pay and release to the Borrower or at its order (a) accrued

                               Credit Agreement
                               ----------------
interest due and payable on the L/C Cash Collateral Account Investments and in the L/C Cash Collateral Account, and (b) the balance remaining in the L/C Cash Collateral Account after the application, if any, by the Administrative Agent of funds in the L/C Cash Collateral Account to the payment of amounts described in clause (i) of this subsection (d).

          (e) (i) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the L/C Cash Collateral Account against the obligations of the Borrower in respect of Letters of Credit (collectively, the "L/C Cash Collateral Account Obligations") or any part thereof. The
     ---------------------------------------
Administrative Agent agrees to notify the Borrower promptly after any such set-off and application, provided that the failure of the Administrative Agent to
                     --------
give such notice shall not affect the validity of such set-off and application.

          (ii) The Administrative Agent may also exercise in respect of the L/C Cash Collateral Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC") (whether or not the UCC applies to
                                     ---
the affected L/C Cash Collateral Account Collateral), and may also, without notice except as specified below, sell the L/C Cash Collateral Account Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of L/C Cash Collateral Account Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (iii) Any cash held by the Administrative Agent as L/C Cash Collateral Account Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the L/C Cash Collateral Account Collateral may, in the discretion of the

                               Credit Agreement
                               ----------------

Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Administrative Agent against, all or any part of the L/C Cash Collateral Account Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the L/C Cash Collateral Account Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

          (f) Upon the permanent reduction from time to time of the aggregate Available Amount of all Letters of Credit in accordance with the terms thereof, the Administrative Agent shall release to the Borrower amounts from the L/C Cash Collateral Account in an amount equal to each such permanent reduction; provided
                                                                        --------
that the Administrative Agent shall not be obligated to reduce the funds or other L/C Cash Collateral Account Collateral then held in the L/C Cash Collateral Account below that level that the Administrative Agent reasonably determines is required to be maintained after taking into consideration any rights or claims of any Persons other than the Administrative Agent.


                                  ARTICLE VIII

                 THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS,
             THE DOCUMENTATION AGENT AND THE LETTER OF CREDIT AGENT

          SECTION 8.01.  Authorization and Action.  Each Lender hereby appoints
                         ------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the
                                                   --------
Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                               Credit Agreement
                               ----------------

          SECTION 8.02.  Reliance, Etc.
                         --------------

          (a) None of the Administrative Agent, any Managing Agent, the Documentation Agent, the Letter of Credit Agent or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:
(i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          (b) The Managing Agents, as such, and the Documentation Agent, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

          SECTION 8.03.  Citibank, BNS, Chase and First Chicago and Affiliates.
                         -----------------------------------------------------
With respect to its respective Commitment, the Loans made by it and the Notes issued to it, each of Citibank, BNS, Chase and First Chicago shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, a Managing Agent or the Documentation Agent, as the case may be;

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                               ----------------
and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank, BNS, Chase and First Chicago in its individual capacity. Citibank, BNS, Chase and First Chicago and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if each of Citibank, BNS, Chase and First Chicago were not the Administrative Agent, a Managing Agent or the Documentation Agent, as the case may be, and without any duty to account therefor to the Lenders.

          SECTION 8.04.  Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Administrative Agent, any Managing Agent, the Documentation Agent, the Letter of Credit Agent or any other Lender and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Documentation Agent, the Letter of Credit Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  Indemnification.  The Lenders agree to indemnify the
                         ---------------
Administrative Agent, the Managing Agents, the Documentation Agent and the Letter of Credit Agent (in each case to the extent not reimbursed by the Borrower), ratably according to their respective pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent, any Managing Agent, the Documentation Agent or the Letter of Credit Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent, any Managing Agent, the Documentation Agent or the Letter of Credit Agent under this Agreement in their respective capacities as an agent hereunder, provided that no Lender shall be
                                             --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, any Managing Agent's, the Documentation Agent's or the Letter of Credit Agent's gross negligence or willful misconduct. Without limitation of the

                               Credit Agreement
                               ----------------
foregoing, each Lender agrees to reimburse the Administrative Agent, any Managing Agent, the Documentation Agent and the Letter of Credit Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees but excluding normal administrative expenses expressly excluded under Section 9.04(a)) incurred by the Administrative Agent, each Managing Agent, the Documentation Agent or the Letter of Credit Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent, any Managing Agent, the Documentation Agent or the Letter of Credit Agent is not reimbursed for such expenses by the Borrower as required under Section 9.04(a).

          SECTION 8.06.  Successor Administrative Agent.  The Administrative
                         ------------------------------
Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Eligible Assignee and a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

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                               ----------------

                                 ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any
                         ----------------
provision of this Agreement or the Revolving Loan Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver
                                  --------  -------
or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Loan Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Loan Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loan Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 9.01; and

provided further that (1) no amendment, waiver or consent shall, unless in
- -------- -------
writing and signed by the Administrative Agent, the Letter of Credit Agent, the Documentation Agent, a Managing Agent or a Swing Loan Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, the Letter of Credit Agent, the Documentation Agent, such Managing Agent or such Swing Loan Bank, as the case may be, under this Agreement or any Note and (2) no amendment, waiver or consent shall, unless in writing and signed by a Lender that has made a Competitive Bid Loan, in addition to the Lenders required above to take such action, affect the rights or duties of such Lender in respect of such Competitive Bid Loan.

          SECTION 9.02.  Notices, Etc.  All notices and other communications
                         -------------
provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, to its address at 10400 Fernwood Road, Bethesda, Maryland 20817, Attention: Assistant Treasurer, Dept. 52/924.11, with a copy to the same address, Attention: Assistant General Counsel - Corporate Finance, Dept. 52/923; if to any Bank, to its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, to its

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                               ----------------

Domestic Lending Office specified in the Acceptance pursuant to which it became a Lender; if to any Managing Agent, the Documentation Agent or the Letter of Credit Agent, to its address specified on the signature pages hereto; and if to the Administrative Agent, at its address at 1 Court Square, Long Island City, New York 11120, Attention: Lei Tang (or her successors), telephone number (718) 248-4490, telecopier number (718) 248-4844; or to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopy, telex or cable, be effective when the same is telegraphed, telecopied and receipt thereof is confirmed by telephone or return telecopy, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

          SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04.  Costs and Expenses.
                         ------------------

          (a) The Borrower agrees to pay, whether or not any of the transactions contemplated hereby are consummated, on demand (x) all reasonable costs and expenses in connection with the preparation (excluding normal travel and related expenses incurred by the personnel of the Administrative Agent), execution, delivery, administration (excluding those which are customarily borne by the Administrative Agent), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, and (y) the reasonable fees and expenses of counsel to the Administrative Agent and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further

                               Credit Agreement
                               ----------------
agrees to pay on demand all reasonable expenses of the Lenders (including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Letter of Credit Agent, each Managing Agent, the Documentation Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified
                                                               -----------
Party") from and against any and all claims, damages, losses, liabilities and
- ------
expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, the Loan Documents, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents, the proposed or actual use of the proceeds therefrom or any of the other transactions contemplated hereby, whether or not such investigation, litigation or proceeding is brought by the Borrower, its shareholders or creditors or an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (c) If (i) any payment of principal of any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Section 2.15(c) or 3.05 or acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, or (ii) the Borrower gives notice of a Loan conversion pursuant to Section 2.09(c), then the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other

                               Credit Agreement
                               ----------------
funds acquired by any Lender to fund or maintain such Revolving Loan.

          SECTION 9.05.  Right of Set-off.  Upon (i) the occurrence and during
                         ----------------
the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits at any account with respect to which such account states that the Borrower is acting in a fiduciary capacity) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the
             --------
validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 9.06.  Binding Effect.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower, each Managing Agent, the Documentation Agent, the Letter of Credit Agent and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Managing Agent, the Documentation Agent, the Letter of Credit Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07.  Assignments and Participations.
                         ------------------------------

          (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that:
                                   --------  -------

                               Credit Agreement
                               ----------------

            (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Competitive Bid Loans or Competitive Bid Loan Notes),

           (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,

          (iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to a Subsidiary of the assigning Lender or to a Subsidiary of the bank holding company of which the assigning Lender is a Subsidiary) the Borrower and the Administrative Agent shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed),

           (iv) after giving effect to such assignment, the assigning Lender (together with all Affiliates of such Lender) shall continue to hold no less than 25% of its original Commitment hereunder and of the Loans owing to it, unless the Borrower shall otherwise agree,

            (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500, and

           (vi) unless the Borrower and the Administrative Agent otherwise agree, the Termination Date of the assignee under each such assignment shall be deemed to be the Final Termination Date.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent

                               Credit Agreement
                               ----------------
that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Documentation Agent, the Letter of Credit Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the Letter of Credit Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Letter of Credit Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Each New Lender shall submit a New Commitment Acceptance in accordance with the provisions of Section 2.06(b). Upon the execution, delivery, acceptance and recording of a New Commitment Acceptance, from and after the Increase Date related thereto such New Lender shall be a party hereto and have the rights and obligations of a Lender hereunder having the Commitment specified therein (or such lesser Commitment as shall

                               Credit Agreement
                               ----------------
be allocated to such New Lender in accordance with Section 2.06(b)(vi) or 2.15(d)). By executing and delivering a New Commitment Acceptance, the New Lender thereunder confirms to and agrees with the other parties hereto as follows: (i) such New Lender hereby agrees that no Lender has made any representation or warranty, or assumes any responsibility with respect to, (x) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or (y) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (ii) such New Lender confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such New Commitment Acceptance; (iii) such New Lender will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Documentation Agent, the Letter of Credit Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such New Lender confirms that it is an Eligible Assignee; (v) such New Lender appoints and authorizes the Administrative Agent and the Letter of Credit Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Letter of Credit Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such New Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each New Commitment Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding
      --------
for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any

                               Credit Agreement
                               ----------------

Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Borrower with a copy of the Register upon request.

          (e) (i) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Loan Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (1) accept such Assignment and Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Loan Note or Notes a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Loan Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Loan Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Loan Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-l hereto. Such surrendered Revolving Note or Notes shall be marked "canceled" and shall be returned promptly to the Borrower.

          (ii) Upon its receipt of a New Commitment Acceptance executed by a New Lender representing that it is an Eligible Assignee, the Administrative Agent shall, if such New Commitment Acceptance has been completed and is in substantially the form of Exhibit C-3 hereto, (1) accept such New Commitment Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent a new Revolving Loan Note to the order of such New Lender in an amount equal to the Commitment assumed by it pursuant to such New Commitment Acceptance. Such new Revolving Loan Note shall be dated the relevant Increase Date and shall otherwise be in substantially the form of Exhibit A-l hereto.

          (f) Each Lender may sell participations to one or more banks or other entities in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's
                                      --------  -------

                               Credit Agreement
                               ----------------
obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the Managing Agents, the Documentation Agent, the Letter of Credit Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the parties to each such participation shall execute a participation agreement in substantially the form of the Participation Agreement, and (vi) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Loan or Loans in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder. Each Lender shall provide the Borrower with a list of entities party to all Participation Agreements with such Lender upon request.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided
                                                                       --------
that, prior to any such disclosure of Confidential Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to (i) preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (ii) be bound by the provisions of
Section 9.11.

          (h) Notwithstanding any other provision in this Section 9.07, no Lender may assign its interest to an Eligible Assignee if, as of the effective date of such assignment, such assignment would increase the amount of taxes or increased costs payable under Sections 2.12 or 3.05, respectively.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Administrative Agent or the Borrower create a

                               Credit Agreement
                               ----------------
security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08.  No Liability of the Issuing Bank or the Letter of
                         -------------------------------------------------
Credit Agent.  The Borrower assumes all risks of the acts or omissions of any
- ------------
beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Letter of Credit Agent, nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the
                                                              ------
Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank acting in good faith may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.09.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 9.10.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                               Credit Agreement
                               ----------------

Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.11.  Confidentiality.  None of the Administrative Agent, any
                         ---------------
Managing Agent, the Documentation Agent, the Letter of Credit Agent or any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Person's Affiliates and their officers, directors, employees, agents, counsel, auditors and advisors of such Person or such Person's Affiliates, (b) to a proposed assignee or to a proposed participant; provided that prior to any such disclosure, the proposed assignee
             --------
or the participant shall deliver to the Borrower a written agreement to preserve the confidentiality of any Confidential Information to the extent required by this Agreement, and then only on a confidential basis, (c) as required by any law, rule or regulation or judicial process and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or any aspects of any Lender's activities.

          SECTION 9.12.  Jurisdiction, Etc.
                         ------------------

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the

                               Credit Agreement
                               ----------------
parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.13.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE
                         --------------------
ADMINISTRATIVE AGENT, THE MANAGING AGENTS, THE DOCUMENTATION AGENT, THE LETTER OF CREDIT AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS, THE DOCUMENTATION AGENT, THE LETTER OF CREDIT AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              MARRIOTT INTERNATIONAL, INC.



                              By /s/ C.B. Handlon
                                 --------------------------
                                Title:  Vice President and
                                           Assistant Treasurer

                              Administrative Agent
                              --------------------

                              CITIBANK, N.A.,
                                as Administrative Agent



                              By /s/ Alan J. Berenbaum
                                 --------------------------
                                Title:  Attorney-in-Fact

                              Managing Agents
                              ---------------

                              THE CHASE MANHATTAN BANK, N.A.,
                                as Managing Agent



                              By /s/ Bruce S. Borden
                                 --------------------------
                                Title:  Vice President

                              Address:
                              270 Park Avenue
                              New York, New York  10017

                               Credit Agreement
                               ----------------

                              THE FIRST NATIONAL BANK OF
                                CHICAGO, as Managing Agent



                              By /s/ James D. Benko
                                 --------------------------
                                Title:  Assistant Vice President

                              Address:
                              One First National Plaza,
                                Suite 0318
                              Chicago, Illinois  60670


                              The Documentation Agent
                              -----------------------

                              THE BANK OF NOVA SCOTIA,
                                as Documentation Agent



                              By /s/ J.R. Trimble
                                 --------------------------
                                Title:  Senior Relationship
                              Manager

                              Address:
                              One Liberty Plaza
                              New York, New York  10006

                              Letter of Credit Agent
                              ----------------------



                              THE BANK OF NOVA SCOTIA,
                                as Letter of Credit Agent



                              By /s/ J.R. Trimble
                                 --------------------------
                                Title:  Senior Relationship
                                            Manager

                              Address:
                              One Liberty Plaza
                              New York, New York  10006

                               Credit Agreement
                               ----------------

Commitment                    Banks
- ----------                    -----


$50,000,000.00                CITIBANK, N.A.



                              By /s/ Alan J. Berenbaum
                                 --------------------------
                                Title:  Attorney-in-Fact


$50,000,000.00                THE BANK OF NOVA SCOTIA



                              By /s/ J. R. Trimble
                                 --------------------------
                                Title:  Senior Relationship
                                           Manager

$47,500,000.00                THE CHASE MANHATTAN BANK, N.A.



                              By /s/ Bruce S. Borden
                                 --------------------------
                                Title:  Vice President


$47,500,000.00                THE FIRST NATIONAL BANK OF CHICAGO



                              By /s/ James D. Benko
                                 --------------------------
                                Title:  Assistant Vice President


$42,500,000.00                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION



                              By /s/ Dale Robert Mason
                                 --------------------------
                                Title:  Vice President




                               Credit Agreement
                               ----------------

$42,500,000.00                THE BANK OF NEW YORK



                              By /s/ Gregory L. Batson
                                 --------------------------
                                Title:  Vice President


$42,500,000.00                CIBC INC.



                              By /s/ Cheryl L. Root
                                 --------------------------
                                Title:  Authorized Signatory


$42,500,000.00                DEUTSCHE BANK AG NEW YORK BRANCH
                                AND/OR CAYMAN ISLANDS BRANCH



                              By /s/ Iain Stewart
                                 --------------------------
                                Title:  Vice President



                              By /s/ Colin T. Taylor
                                 --------------------------
                                Title:  Director


$42,500,000.00                THE FUJI BANK, LIMITED
                                New York Branch


                              By /s/ Gina M. Kearns
                                 --------------------------
                                Title:  Vice President & Manager


$42,500,000.00                THE INDUSTRIAL BANK OF JAPAN TRUST
                                COMPANY



                              By /s/ Jun Watanabe
                                 --------------------------
                                Title:  Senior Vice President




                               Credit Agreement
                               ----------------

$42,500,000.00                LTCB TRUST COMPANY



                              By /s/ John Sullivan
                                 --------------------------
                                Title:  Executive Vice President


$42,500,000.00                MELLON BANK, N.A.



                              By /s/ Laurie Dunn
                                 --------------------------
                                Title:  Vice President


$42,500,000.00                THE MITSUI TRUST AND BANKING
                                COMPANY LIMITED



                              By /s/ Margaret Holloway
                                 --------------------------
                                Title:  Vice President & Manager


$42,500,000.00                NATIONAL WESTMINISTER BANK PLC



                              By /s/ Caroline A. Percy
                                 ---------------------------
                                Title:  Vice President


$42,500,000.00                THE SANWA BANK LTD. - NEW YORK
                                BRANCH



                              By /s/ Donald J. Sorresso
                                 ---------------------------
                                Title:  Vice President

$42,500,000.00                SOCIETE GENERALE



                              By /s/ Sedare Coradin
                                 --------------------------
                                Title:  Vice President &
                                          Relationship Director




                               Credit Agreement
                               ----------------

$32,500,000.00                THE BANK OF TOKYO - MITSUBISHI
                                TRUST COMPANY



                              By /s/ J. Andrew Don
                                 --------------------------
                                Title:  VIce President


$32,500,000.00                FIRST NATIONAL BANK OF MARYLAND



                              By /s/ Lauren D. Johnston
                                 --------------------------
                                Title:  Assitant Vice President


$25,000,000.00                BANK OF HAWAII



                              By /s/ Joseph T. Donalson
                                 --------------------------
                                Title:  Vice President


$25,000,000.00                CREDIT LYONNAIS NEW YORK BRANCH



                              By  /s/ Joseph Asciolla
                                  -------------------------
                                Title:  Vice President


$25,000,000.00                THE SAKURA BANK, LIMITED



                              By /s/ Koji Suzuki
                                 --------------------------
                                Title:  Vice President &
                                          Manager




                               Credit Agreement
                               ----------------

$25,000,000.00                THE SUMITOMO BANK, LIMITED, NEW
                                YORK BRANCH



                              By /s/ Yoshinori Kawamura
                                 --------------------------
                                Title:  Joint General Manager


$25,000,000.00                SUNTRUST BANK, CENTRAL FLORIDA,
                                NATIONAL ASSOCIATION



                              By /s/ Christopher A. Black
                                 --------------------------
                                Title:  Vice President


$20,000,000.00                FIRST HAWAIIAN BANK, INC.



                              By /s/ Kathryn A. Plumb
                                 --------------------------
                                Title:  Vice President


$20,000,000.00                RIGGS BANK N.A.



                              By /s/ David A. Olson
                                 --------------------------
                                Title:  Vice President


$20,000,000.00                UNITED STATES NATIONAL BANK OF
                                OREGON



                              By /s/ Douglas A. Rich
                                 --------------------------
                                Title:  Vice President




                               Credit Agreement
                               ----------------

$15,000,000.00                BANCA COMMERCIALE ITALIANA - NEW
                                YORK BRANCH



                              By /s/ Sarah Kim
                                 --------------------------
                                Title:  Assistant Vice President



                              By /s/ Charles Dougherty
                                 --------------------------
                                Title:  Vice President


$15,000,000.00                THE DAI-ICHI KANGYO BANK, LIMITED



                              By /s/ Nayoki Yamamori
                                 --------------------------
                                Title:  Department Head & Vice
President


$15,000,000.00                FIRST UNION NATIONAL BANK OF
                                MARYLAND



                              By /s/ Thomas S. Johnston
                                 --------------------------
                                Title:  Senior Vice President


$1,000,000,000.00             Total of the Commitments




                               Credit Agreement
                               ----------------

                                  EXHIBIT A-1

                          FORM OF REVOLVING LOAN NOTE

       U.S.$________________                           Dated:  ___________, 199_


                 FOR VALUE RECEIVED, the undersigned, MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to
                                          --------
       the order of _________________________ (the "Lender") for the account of
                                                    ------
       its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Termination Date (as so defined) the aggregate principal amount of U.S.$________________ or, if less, the aggregate principal amount of the Revolving Loans (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date.

                 The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                 Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A. ("Citibank"), as
                                                    --------
       Administrative Agent, or any successor to Citibank in such capacity, for the account of the Lender at the office of Citibank, 399 Park Avenue, New York, New York 10043 (or at the office of such successor, if applicable), in same day funds. Each Revolving Loan made by the Lender to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Revolving Loan Note.

                 This Revolving Loan Note is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 12, 1996 (said Agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"),
                                                        ----------------
       among the Borrower, Citibank, in its capacity as Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, the Lender and certain other banks parties thereto. The Credit Agreement, among other things, (i) provides for the making of loans (the "Revolving
                                                                      ---------
       Loans") by the Lender to the Borrower from time to time in an aggregate
       -----
       amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan being evidenced by this Revolving Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                 The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                 This Revolving Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           MARRIOTT INTERNATIONAL, INC.

                                           By________________________
                                             Title:


                                     A1-2

                   REVOLVING LOANS AND PAYMENTS OF PRINCIPAL

                       Amount        Amount of
                     and Type of     Principal     Unpaid
                      Revolving       Paid or     Principal   Notation
          Date          Loan          Prepaid      Balance    Made By
          ----          ----          -------      -------    -------



                                     A1-3

                                  EXHIBIT A-2

                       FORM OF COMPETITIVE BID LOAN NOTE


       U.S.$____________                                Dated:  __________, 199_


                 FOR VALUE RECEIVED, the undersigned, MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to
                                          --------
       the order of _________________________ the ("Lender") for the account of
                                                    ------
       its Applicable Lending Office (as defined in the Credit Agreement referred to below), on ___________, 199_, the principal amount of _________ Dollars ($__________).

                 The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

                 Interest Rate:  ____% per annum (calculated on the basis of a year of ___ days for the actual number of days elapsed).

                 Interest Payment Date or Dates:  __________________.

                 Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A. ("Citibank"), as
                                                    --------
       Administrative Agent, or any successor to Citibank in such capacity, for the account of the Lender at the office of Citibank, 399 Park Avenue, New York, New York 10043 (or at the office of such successor, if applicable), in same day funds, free and clear and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

                 This Competitive Bid Loan Note is one of the Competitive Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 12, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit
                                                                        ------
       Agreement"), among the Borrower, Citibank, in its capacity as
       ---------
       Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, the Lender and certain other banks parties thereto. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                 The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                 This Competitive Bid Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     A2-1

                 [Insert provisions, if any, regarding the right to repayment of the Competitive Bid Loan.]


                                           MARRIOTT INTERNATIONAL, INC.



                                           By:_________________________
                                              Title:


                                     A2-2

                                  EXHIBIT B-1

                   FORM OF NOTICE OF REVOLVING LOAN BORROWING


       Citibank, N.A., as
         Administrative Agent
         for the Lenders parties
         to the Credit Agreement
         referred to below
       399 Park Avenue
       New York, New York  10043                       [Date]

          Attention:  _____________

       Ladies and Gentlemen:

                 The undersigned, Marriott International, Inc., refers to the Credit Agreement dated as of July 12, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit
                                                                        ------
       Agreement", the terms defined therein being used herein as therein
       ---------
       defined), among the undersigned, Citibank, N.A., in its capacity as Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, and certain Lenders parties thereto, and hereby gives you notice, irrevocably (subject to the terms of Section 2.09(c) and Section 3.06 of the Credit Agreement), pursuant to Section
       3.01 of the Credit Agreement that the undersigned hereby requests a Revolving Loan Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Loan Borrowing (the "Proposed Revolving Loan Borrowing") as required by
                            ---------------------------------
       Section 3.01(a) of the Credit Agreement:

                 (i) The Business Day of the Proposed Revolving Loan Borrowing is ____________, 19__.

                 (ii) The Type of Revolving Loans comprising the Proposed Revolving Loan Borrowing is [Base Rate Loans] [Eurodollar Rate Loans].

                 (iii) The aggregate amount of the Proposed Revolving Loan Borrowing is $____________.



                                     B1-1

                 *[(iv) The Interest Period for each Revolving Loan made as part of the Proposed Revolving Loan Borrowing is _____ month[s].]

                                           Very truly yours,

                                           MARRIOTT INTERNATIONAL, INC.

                                           By________________________
                                             Title:

















______________________
* To be used in the case of a Revolving Loan Borrowing comprised of Eurodollar Rate Loans.

                                     B1-2

                                  EXHIBIT B-2

                FORM OF NOTICE OF COMPETITIVE BID LOAN BORROWING


       Citibank, N.A., as
         Administrative Agent,
         for the Lenders parties
         to the Credit Agreement
         referred to below
       399 Park Avenue
       New York, New York  10043                                        [Date]

            Attention:  ______________


       Ladies and Gentlemen:

                 The undersigned, Marriott International, Inc., refers to the Credit Agreement dated as of July 12, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit
                                                                        ------
       Agreement", the terms defined therein being used herein as therein
       ---------
       defined), among the undersigned, Citibank, N.A., in its capacity as Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, and certain Lenders parties thereto, and hereby gives you notice pursuant to Section 3.02 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Bid Loan Borrowing (the "Proposed Competitive Bid Loan Borrowing") is requested to be made:
       ----------------------------------------

            (A)  Business Day of
                 Competitive Bid Loan
                 Borrowing                 _______________________

            (B)  Aggregate amount of
                 Competitive Bid Loan
                 Borrowing                 _______________________

            (C)  Maturity date*            _______________________

            (D)  Interest rate basis       _______________________


       _________________________
       * The maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Loan Borrowing or later than 180 days or six months, as applicable, after the date of the Competitive Bid Loan Borrowing or, if earlier, the Termination Date.

                                     B2-1

            (E)   Interest payment
                  date(s)                  ______________________

            (F)   _________________        ______________________

            (G)   _________________        ______________________


                 The undersigned hereby confirms that the Proposed Competitive Bid Loan Borrowing is to be made pursuant to the terms of the Credit Agreement.


                                           Very truly yours,

                                           MARRIOTT INTERNATIONAL, INC.

                                           By________________________
                                             Title:




                                     B2-2

                                  EXHIBIT C-1

                       FORM OF ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Credit Agreement dated as of July 12, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), among Marriott
                                ----------------
       International, Inc., a Delaware corporation (the "Borrower"), Citibank,
                                                         --------
       N.A., in its capacity as administrative agent (the "Administrative
                                                           --------------
       Agent"), The Chase Manhattan Bank, N.A. and The First National Bank of
       ------
       Chicago, in their respective capacities as managing agents (the "Managing
                                                                        --------
       Agents"), The Bank of Nova Scotia, in its capacity as Letter of Credit
       ------
       Agent (the "Letter of Credit Agent") and as Documentation Agent (the
                   ----------------------
       "Documentation Agent"), and certain Lenders parties thereto.  Terms
       --------------------
       defined in the Credit Agreement are used herein with the same meaning.

                 _________________ (the "Assignor") and _______________ (the
                                         --------
       "Assignee") agree as follows:
       ---------

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof without recourse equal to the percentage interest specified on Schedule 1. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth in Schedule 1.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto;
       (iv) certifies that as of the date hereof there are no taxes or increased costs payable under Sections 2.12 and 3.05 of the Credit Agreement, respectively, with respect to its interest being assigned by it hereunder [except as disclosed on Schedule 1 hereto]; and (v) attaches the Note or Notes and requests that the Administrative Agent exchange such Note or Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the order of the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on
       Schedule 1.


                                     C1-1

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Letter of Credit Agent, the Documentation Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent, the Managing Agents, the Letter of Credit Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent, the Managing Agents, the Letter of Credit Agent and the Documentation Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its address for its Domestic Lending Office and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement; (viii) certifies that as of the Effective Date there are no taxes or increased costs payable under Sections 2.12 and 3.05 of the Credit Agreement [except as disclosed on Schedule 1 hereto, which taxes or increased costs do not increase the amount of taxes or increased costs payable under Sections 2.12 or 3.05, respectively]; and (ix) confirms that it has delivered to the Borrower a confidentiality agreement substantially in the form of Exhibit A hereto.

                 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of
                                       --------------
       acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

                 5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of, and be deemed for all purposes under the Credit Agreement to be, a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees

                                     C1-2
       with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                 8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Agreement and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused
       Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                     C1-3

                                   SCHEDULE 1
                                       to
                           ASSIGNMENT AND ACCEPTANCE



       Percentage of Commitment
         being assigned:                                   _____________%*


       Assignee's Commitment:                              $____________

       Aggregate outstanding principal
         amount of Loans assigned:                         $____________

       Principal amount of Note
         payable to Assignee:                              $____________

       Principal amount of Note
         payable to Assignor:                              $____________

       [Amount of Taxes or Increased
         Costs of Assignor:]                               $____________

       [Amount of Taxes or Increased
         Costs of Assignee:]                               $____________

       Effective Date (if other than
         date of acceptance by the
         Administrative Agent):                            ______, 199_**



                                      [NAME OF ASSIGNOR], as Assignor


                                      By:___________________________
                                         Title:

                                      Dated:  __________, 199_




      ____________________
      * Must be no more than 75% of the Assignor's original Commitment and the Loans owing to it, unless the Borrower agrees otherwise.

      ** This date should be no earlier than five Business Days after delivery of this Assignment and Acceptance to the Administrative Agent.


                                     C1-4

                                      [NAME OF ASSIGNEE], as Assignee


                                      By:____________________________
                                         Title:


                                      Domestic Lending Office:


                                      Eurodollar Lending Office:


       Accepted this ____ day
       of __________, 199_

       CITIBANK, N.A.,
         as Administrative Agent


       By:_______________________
          Title:



                                     C1-5

                            EXHIBIT A to EXHIBIT C-1

                           CONFIDENTIALITY AGREEMENT


                                                           _______________, 199_



       Marriott International, Inc.
       10400 Fernwood Road
       Bethesda, Maryland 20817
       Attn: Law Department

       Ladies and Gentlemen:

                 We refer to the Credit Agreement dated as of July 12, 1996, among you, Citibank, N.A., in its capacity as Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, and the Lenders parties thereto (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the
                                                        ----------------
       terms defined therein being used herein as therein defined).

                 We are considering entering into an Assignment and Acceptance and we hereby agree to abide by the terms of Section 9.11 of the Credit Agreement as if we were a party thereto.

                                                Very truly yours,

                                                [NAME OF ASSIGNEE]


                                                By ____________________
                                                   Title:




                                     C1-6

                                  EXHIBIT C-2

                        FORM OF PARTICIPATION AGREEMENT


                                           ____________, 199_



       [Name of Participant]
       [Address of Participant]


                          Marriott International, Inc.
                          ----------------------------


       Ladies and Gentlemen:

                 We refer to the Credit Agreement dated as of July 12, 1996, among Marriott International, Inc., a Delaware corporation (the "Borrower"), Citibank, N.A., in its capacity as Administrative Agent, The
        --------
       Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, and the Lenders parties thereto (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), a
                                                        ----------------
       copy of which has been furnished to you, pursuant to which we will, subject to the terms and conditions thereof, make Loans to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding $__________, which amount is hereafter subject to increase pursuant to clause (b) below. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement, except that as used herein, the term "Loans" shall refer to
                                                        -----
       Loans* made from time to time by us to the Borrower pursuant to the Credit Agreement. The Revolving Loans made and to be made by us under the Credit Agreement are evidenced by [a promissory note dated July 12, 1996 (the "Note")] [promissory notes dated __________________ (the
                  ----
       "Notes")].
        -----

                 We hereby confirm that we are to sell and transfer to you, and that you are to buy and receive from us, an undivided interest and participation (your "Participation") to the extent of $____________ (the
                            -------------
       "Participation Amount") of (a) the Revolving Loans made by us which are
        --------------------
       outstanding on the date hereof and, in the case of Revolving Loans, a corresponding amount of the Note and (b) each Loan made by us after the date hereof, on the following terms and conditions:


       ___________________
      * Exclude the Loans which are not to be covered by the Participation Agreement.

                                     C2-1

                 1.  Purchase of Participation.  (a)  You will, on or before
                     -------------------------
       ____ A.M. (New York City time) on [specify date], pay to us, at our office at ___________________________, _____________, _________________
       (the "Payment Office"), as the purchase price for your Participation in
             --------------
       the Loan(s) outstanding on the date hereof, an amount equal to the Purchased Interest (as defined in Section 1(b) below) of the aggregate principal amount of such Loans in United States dollars and in same day funds [plus accrued interest and fees to the Effective Date]. We will,
              ----
       promptly upon our receipt of this purchase price from you, send you a participation certificate, in substantially the form of Exhibit A, confirming and evidencing your Participation in the Loan(s) outstanding on the date hereof.

                 (b)  For purposes of this Agreement, "Purchased Interest" means
                                                       ------------------
       at any time a fraction, expressed as a percentage, obtained by dividing
       (i) the Participation Amount (reduced by payments of principal to which you are entitled pursuant to Section 2(a)(v) and by the amount of such Participation Amount repurchased pursuant to the final sentence of this
       Section 1(b)) by (ii) the aggregate principal amount of the Loans which are or may in the future be held by us at such time. As of the date hereof, the Purchased Interest is ___%. You acknowledge that as a result of assignments made by or to us pursuant to Section 9.07 of the Credit Agreement, your Purchased Interest is subject to change from time to time. Furthermore, you agree that we have the right, but not the obligation, in our sole discretion and at any time (upon two Business Days' notice to you), to repurchase at par all or any portion of your Participation Amount then outstanding.

                 (c) We will, promptly upon receipt of notice of a proposed Loan under the Credit Agreement, notify you of the date and amount of such Loan and the amount of your Participation therein, as well as the Type of Loans and Interest Period selected by the Borrower and the interest rate basis and rate applicable to your Participation in such Loan under this Agreement. You will, on or before ____ A.M. (New York City time) on the date of such Loan, pay to us, at the Payment Office, as the purchase price for your Participation in such Loan, an amount equal to your Purchased Interest of such Loan in United States dollars and in same day funds.

                 (d) We will, promptly upon our receipt of notice of the Borrower's selection of a new Interest Period for any Loan, notify you of the Type of Loan and Interest Period selected by the Borrower and of the interest rate basis and rate applicable to your Participation in such Loan under this Agreement.

                 (e) If, for any reason, you fail to make timely payment to us of your Purchased Interest of any Loan, in addition to other rights and remedies which we may have, we shall be entitled (i) to collect interest from you on your Purchased Interest thereof for the period from the date when payment was due until payment is made at the Federal Funds Rate for each day

                                     C2-2
       during that period, (ii) to withhold or set off, and to apply to the payment of your Purchased Interest thereof and any related interest, any amounts that we receive in respect of Loans in which you have a Participation, (iii) to withhold from you any right of consent provided to you by Section 6 of this Agreement and (iv) to bring an action or suit against you in a court of competent jurisdiction to recover your Purchased Interest thereof and any related interest.

                 2.  Payments.  (a)  Whenever we receive a payment of principal,
                     --------
       interest, commitment fee or premium (if any) or other payment, or whenever we make an application of funds, in connection with the Loans or the Note (including, without limitation, any payment or application from any property or deposit held or taken in connection with the Loans or the Note, whether as collateral or otherwise), we will promptly pay over to you, in United States dollars (or, if another currency was received or applied by us in such other currency) and in the kind of funds so received or applied by us, an amount equal to your Purchased Interest of such payment or application (net of any sharing thereof with other lenders required under the Credit Agreement), determined as follows:

                 (i) in the case of interest on the Base Rate Loans, we will pay over to you your Purchased Interest thereof, calculated for each Base Rate Loan by applying a rate per annum equal to the sum of the Base Rate for that Base Rate Loan plus ___%;
                                              ----

                (ii) in the case of interest on the Eurodollar Rate Loans, we will pay over to you your Purchased Interest thereof, calculated for each Eurodollar Rate Loan by applying the rate of [____________] [a rate per annum equal to the sum of the Eurodollar Rate for that Eurodollar Rate Loan plus ____%], whether or not that rate is the
                                 ----
            same as the rate applicable to [the Eurodollar Rate Loans] [that Eurodollar Rate Loan under the Credit Agreement], accruing for each Eurodollar Rate Loan while a Participation in that Loan is held by you;

               [(iii)  in the case of fees paid to us pursuant to Sections
            2.05(a) and (b)(i) of the Credit Agreement, we will pay over to you your Purchased Interest thereof, calculated at _________________, accruing from _________________; and]

                 (iv) in the case of principal, we will pay over to you your Purchased Interest thereof.

       Unless specifically referred to in clause (i) through (v) of this Section 2(a), you shall not be entitled to receive a share of any other amounts to which we may be entitled under the Credit Agreement or any related document.

                 (b) All computations of interest based on the Base Rate and of fees shall be made on the basis of a 365/366-day

                                     C2-3
       year, and all other computations of interest shall be made on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the applicable period. Any determination made by us as to the allocation of payments received or amounts applied to your Participation in the Loan(s) shall be conclusive and binding for all purposes, absent manifest error.

                 (c) If, for any reason, we make any payment to you before we have received the corresponding payment or made the corresponding application (it being understood that we are under no obligation to do so), and we do not receive the corresponding payment or make the corresponding application within five Business Days of our payment to you, you will, at our request, promptly return that payment to us (together with interest on that payment at the Federal Funds Rate for each day from the making of that payment to you until its return to us).

                 (d) If, after we have paid to you your Purchased Interest of any such payment received by us or any such application made by us, such payment or application is rescinded or must otherwise be returned or must be paid over by us to any other person or entity, whether pursuant to any bankruptcy or insolvency law, Section 2.13 of the Credit Agreement or otherwise, you will, at our request, promptly pay back to us your Purchased Interest of the payment or application so returned or paid over, together with your Purchased Interest of any interest or other amount required to be paid by us with respect to such payment or application.

                 3.  Responsibilities of Seller.  We will administer the Loans
                     --------------------------
       and the Note with the same degree of care as is customary generally for the administration of corporate loans in the New York financial market, provided that we will not be liable for any error of judgment, or for any
       --------
       action taken or omitted to be taken by us, except for our own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, we (a) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by us and shall not be liable for any action taken or omitted to be taken in good faith by us in accordance with the advice of such counsel, accountants or experts; (b) make no warranty or representation and shall not be responsible for any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Agreement or any document relating thereto or for the financial condition of the Borrower or for the value of any L/C Cash Collateral Account Collateral; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Credit Agreement or any document relating thereto on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (d) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Note or any document relating

                                     C2-4
       thereto; and (e) shall incur no liability under or in respect of the Credit Agreement, the Note or any such document or collateral by acting upon any notice, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by us to be genuine and signed or sent by the proper party or parties.

                 4.  Agreements of Purchaser.  You acknowledge that you have,
                     -----------------------
       independently and without reliance upon us and based on the financial statements referred to in the Credit Agreement and such other documents and information as you have deemed appropriate, made your own credit analysis and decision to enter into this Agreement. You also acknowledge that you will, independently and without reliance upon us and based on such documents and information as you shall deem appropriate at the time, continue to make your own credit decisions in taking or not taking action under this Agreement.

                 5.  Agreements of Seller; Confidentiality.  (a)  As of the date
                     -------------------------------------
       of your purchase of a Participation in each Loan and the Note hereunder and before giving effect thereto, (i) we will be the legal owner of such Loan and the Note and, to the extent of your Participation, the beneficial owner of such Loan and the Note, free and clear of any adverse claim, and (ii) we will not have actual knowledge of the existence of any Event of Default.

                 (b) We have furnished you with copies of the Credit Agreement and the financial statements and other documents delivered to us in connection with the Credit Agreement and requested by you. Upon your request, we will furnish to you copies of the publicly available financial statements and other publicly available documents, and (subject to any duty of confidentiality to which we are subject) such other documents as we shall receive pursuant to the Credit Agreement, but we assume no responsibility with respect to the authenticity, validity, accuracy or completeness thereof. You agree to maintain the confidentiality of any confidential information included in this documentation and have executed and delivered to us a confidentiality agreement substantially in the form of Exhibit B hereto.

                 (c) We will give you prompt notice of the occurrence of any Event of Default under the Credit Agreement of which we shall have actual knowledge; but no failure to give you any such notice shall result in any liability on our part to you.

                 6.  Administration by Seller.  (a)  We will carry out our
                     ------------------------
       administrative duties to you under this Agreement in accordance with the terms of this Agreement and as otherwise required by applicable law.

                 [(b) We shall not, without your prior written consent, agree to the amendment, modification or waiver of any of the terms of the Credit Agreement, the Note, or any agreement or document relating thereto or any collateral therefor, consent to

                                     C2-5
       any action or failure to act by the Borrower or any other party, or exercise any rights we may have in respect thereof, if, in any case, such amendment, modification, waiver, consent or exercise would (i) increase the amount of the Commitment, (ii) reduce the principal amount of or rate of interest on the Loans or any fee of which you are entitled to receive a share under this Agreement payable under the Credit Agreement, or (iii) postpone any date fixed for any payment of principal of or interest on the Loans or any fee of which you are entitled to receive a share under this Agreement payable under the Credit Agreement. If we shall request your written consent to any of the actions described in this paragraph
       (b), and shall not receive your consent or a denial thereof in writing within 10 days of the making of such request, you shall be deemed to have given your consent.]

                 (c) Except as otherwise expressly provided in this Section 6, we reserve the right, in our sole discretion, in each instance, without prior notice to you, to agree to the amendment, modification or waiver of any of the terms of the Credit Agreement, the Note, or any agreement or document relating thereto, to consent to any action or failure to act by the Borrower or any other party, and to exercise or refrain from exercising any powers or rights which we may have under or in respect of the Credit Agreement, the Note, or any agreement or document relating thereto or any collateral therefor, including, without limitation, the right to enforce the obligations of the Borrower or any other party.

                 7.  Reimbursement of Expenses.  You will on demand reimburse us
                     -------------------------
       to the extent of your Purchased Interest of the Loans and the Note for any and all reasonable costs, expenses and disbursements which may be incurred or made by us in connection with the Loans or the Note, and any action which may be taken by us to collect or enforce any obligation of the Borrower in respect of the Loans or the Note, for which we are not reimbursed at any time by or on behalf of the Borrower. We shall be entitled to deduct from any payments to be made to you under this Agreement, and to retain, your Purchased Interest of any and all reasonable costs, expenses and disbursements which may be incurred or made by us in connection with the Loans or the enforcement of any obligation of the Borrower or any guarantor in respect of the Loans or the Note.

                 8.  Sharing of Payments.  If you shall obtain any payment
                     -------------------
       (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans and the Note in excess of your Purchased Interest in payments on account of the Loans and the Note obtained by us, you shall forthwith purchase from us such additional Participations in the Loans and the Note as shall be necessary to cause you to share such excess payment ratably with us, provided, however, that
                                                         --------  -------
       if all or any portion of such excess payment is thereafter recovered from you, such purchase from us shall be rescinded and we shall repay to you the purchase price to the extent of such recovery (together with interest on that amount at the Federal Funds Rate

                                     C2-6
       for each day from the date of payment of such purchase price to us until the return of such purchase price to you).

                 9.  Other Property, Deposits and Indebtedness.  If any property
                     -----------------------------------------
       is taken by us as collateral for any other loans or extensions of credit made by us to or for the Borrower or any other party, or any property is in our possession or control, or any deposit is held or other indebtedness is owing by us, and that property, deposit or indebtedness, or the proceeds thereof, may be or become collateral for or otherwise available for payment in connection with any Loan by reason of the general description of secured obligations contained in any security agreement or other agreement or instrument held by us or by reason of the right of set-off, counterclaim or otherwise, you shall have no interest in that property, deposit or indebtedness, or the proceeds thereof, except that if that property, deposit or indebtedness, or the proceeds thereof, shall be applied in reduction of amounts outstanding in connection with any Loan or the Note, then you shall be entitled to your Purchased Interest therein (determined in accordance with Section 2).

                *[10.  Taxes.  (a)  With respect to any payment made to or by
                         -----
       you hereunder, you agree to pay (or, alternatively, to permit us to pay on your behalf) any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").
                                                         -----

                 (b) In addition, you agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").
                                                   -----------

                 (c) You will indemnify us for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10) paid by us and any liability (including penalties, interest or expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date we make written demand therefor.

                 (d) You agree to provide to us, from time to time, completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify your exemption from United States withholding taxes with respect to payments to be made to you under this Agreement.]

       ________________
      *    May be added.

                                     C2-7

                 10.[11].  Silent Participation; Subparticipation.  (a)  You
                           --------------------------------------
       shall not, without our prior written consent, notify or contact the Borrower with respect to any Participation except with respect to delivery to the Borrower of the confidentiality letter agreement pursuant to Section 5(b). Notwithstanding the foregoing, you shall have the right to disclose Participations, and the name of the Borrower with respect thereto, in any filing, prospectus or other document made available publicly or to your customers or otherwise as required by law.

                 (b) You shall not subparticipate, assign or transfer your Participation in the Loans and the Note without our prior written consent and until the subparticipant or assignee has signed a confidentiality agreement except as provided in this Section 10[11]. You may, upon prior written notice to us, but without our consent, subparticipate all or any part of your Participation in any Loan to, or for the benefit of, any of your Subsidiaries or Affiliates, provided that (i) your obligations under
                                        --------
       this Agreement shall remain unchanged and you shall remain solely responsible for the performance of your obligations under this Agreement,
       (ii) we shall continue to deal solely and directly with you in connection with your rights and obligations under this Agreement and (iii) the subparticipant or assignee shall sign a confidentiality agreement.

                 11.[12].  Termination.  This Agreement is a continuing
                           -----------
       agreement and shall remain in full force and effect until ______________, 199_, but you shall not at any time be released from any obligations hereunder in respect of any Loans made on or prior to the Termination Date.

                 12.[13].  Notices and Payments.  All notices and other
                           --------------------
       communications provided for under this Agreement shall be in writing (including telecopier, telegram, cable or telex communications), unless otherwise specified, and shall be sent to you at the address set forth above or to us at the address set forth below (or such other address as you or we may designate in writing).

                 13.[14].  Governing Law.  This Agreement shall be governed by
                           -------------
       and construed in accordance with the laws of the State of New York.




                                     C2-8

                 Please confirm you agreement with the foregoing by executing the enclosed copy hereof and returning the same to us.


                                      Very truly yours,

                                      [NAME OF SELLING LENDER]


                                      By__________________________
                                        Title:

                                      Address:



       Agreed and Accepted:

       ________________, 199_


       [NAME OF PARTICIPANT]


       By_____________________
         Title:






                                     C2-9

                            EXHIBIT A to EXHIBIT C-2

                           PARTICIPATION CERTIFICATE



                                                ________________, 199_
                                                [Date of Participation]



       [Name and Address of
         Participant]


                          Marriott International, Inc.
                          ----------------------------


       Ladies and Gentlemen:

                 We hereby confirm that we have sold and transferred to you for your account and risk, upon the terms and conditions of our Participation Agreement with you, dated ______________, 19__, an undivided interest and participation (your "Participation") to the extent of _____% (your
                            -------------
       "Purchased Interest") in and to a Loan of $____________ made by us on
       -------------------
       _______________, 199_ to Marriott International, Inc. (the "Borrower")
                                                                   --------
       pursuant to the Credit Agreement dated as of July 12, 1996, among the Borrower, Citibank, N.A., in its capacity as Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, and the Lenders, including the undersigned, party thereto, as amended, supplemented or otherwise modified from time to time.

                 We acknowledge receipt from you of the sum of $__________ in payment of your Participation in such Loan.

                                           Very truly yours,

                                           [NAME OF SELLING LENDER]


                                           By_________________________
                                             Title:




                                     C2-10

                            EXHIBIT B to EXHIBIT C-2

                           CONFIDENTIALITY AGREEMENT



                                           ______________, 199_
                                           [Date of Participation]



       Marriott International, Inc.
       10400 Fernwood Road
       Bethesda, Maryland  20817
       Attn:  Law Department


       Ladies and Gentlemen:

                 We refer to the Credit Agreement dated as of July 12, 1996, among you, Citibank, N.A., in its capacity as Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents, The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent, and the Lenders parties thereto (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the
                                                        ----------------
       terms defined therein being used herein as therein defined).

                 We are considering the purchase of an undivided interest and participation in and to a Loan or Loans pursuant to a Participation Agreement. We hereby agree to abide by the terms of Section 9.11 of the Credit Agreement as if we were a party thereto.

                                           Very truly yours,

                                           [NAME OF PARTICIPANT]


                                           By________________________
                                             Title:





                                     C2-11

                                  EXHIBIT C-3

                      [FORM OF NEW COMMITMENT ACCEPTANCE]

                           NEW COMMITMENT ACCEPTANCE
                           -------------------------


                          Dated ______________, 19__


       MARRIOTT INTERNATIONAL, INC.

       CITIBANK, N.A., as Administrative Agent
            for the Lenders referred to in the Credit Agreement dated as of July 12, 1996 among Marriott International, Inc., the Banks party thereto, Citibank, N.A., in its capacity as Administrative Agent, Chemical Bank and the First National Bank of Chicago, in their respective capacities as Managing Agents, and The Bank of Nova Scotia, in its capacity as Letter of Credit Agent and as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement")


       Ladies and Gentlemen:

            Unless otherwise indicated in this New Commitment Acceptance (the "Acceptance"), the capitalized terms used in this Acceptance shall have the meanings given to such terms in the Credit Agreement.

            1. [INSERT NAME OF ACCEPTED LENDER] (the "Accepted Lender") agrees to become a party to the Credit Agreement and to have the rights and perform the obligations of a Lender under the Credit Agreement, and to be bound in all respects by the terms of the Credit Agreement.

            2. The Accepted Lender hereby agrees to a Commitment of [INSERT AMOUNT OF PROPOSED NEW COMMITMENT] (the "Proposed New Commitment").

            3. The Accepted Lender (i) agrees that no Lender has made any representation or warranty, or assumes any responsibility with respect to, (x) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (y) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto;
       (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section
       5.01 thereof and such other documents and information as it has deemed appropriate to make

                                     C3-1
       its own credit analysis and decision to enter into this Acceptance; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Documentation Agent, the Letter of Credit Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent and the Letter of Credit Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent and the Letter of Credit Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vii) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature page(s) hereof; and (viii) attaches the declarations, certifications and other documents required under Section 2.12(e) of the Credit Agreement as to the Accepted Lender's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Accepted Lender under the Credit Agreement or to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

            4. The effective date for this Acceptance shall be the Increase Date related to this Acceptance (the "Effective Date"); provided that
                                                               --------
       this Acceptance has been fully executed and delivered to the Administrative Agent for acceptance and recording by the Administrative Agent on or prior to such Increase Date.

            5. Upon such execution, delivery, acceptance and recording and as of the Effective Date, the Accepted Lender shall be a party to the Credit Agreement with a Commitment equal to the Proposed New Commitment and, to the extent provided in this Acceptance, have the rights and obligations of a Lender thereunder.

            6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Proposed New Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Accepted Lender.

            7. This Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

            8. This Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same as if the signatures were upon the same instrument.

                                     C3-2

                                      ACCEPTED LENDER

                                      [Name of Accepted Lender]


                                      By:___________________________
                                         Title:

                                      Domestic Lending Office (and
                                      address for notices):
                                      [Address]

                                      Eurodollar Lending Office:
                                      [Address]


                 This Acceptance is hereby acknowledged and agreed on as of the date set forth above.

                                      MARRIOTT INTERNATIONAL, INC.


                                      By____________________________
                                        Title:


                                      CITIBANK, N.A.,
                                      as Administrative Agent for the
                                      Lenders


                                      By____________________________
                                        Title:






                                     C3-3

                                   EXHIBIT E

                  FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                          TO THE ADMINISTRATIVE AGENT



                                                                          [Date]


       To the Lenders, the Managing Agents,
         the Letter of Credit Agent, the
         Documentation Agent and the
         Administrative Agent party to
         the Credit Agreement referred to
         below

       Ladies and Gentlemen:

                 We have acted as special New York counsel to Citibank, N.A. ("Citibank"), as Administrative Agent, in connection with the Credit
       ----------
       Agreement dated as of July 12, 1996 (the "Credit Agreement") among
                                                 ----------------
       Marriott International, Inc. (the "Borrower"), the lenders named therein,
                                          --------
       Citibank, in its capacity as Administrative Agent, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, in their respective capacities as Managing Agents and The Bank of Nova Scotia, in its capacities as Letter of Credit Agent and Documentation Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $1,000,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(a)(v) of the Credit Agreement.

                 In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                 (a)  the Credit Agreement;

                 (b) the Notes (collectively with the Credit Agreement, the "Credit Documents"); and
                      -----------------

                 (c) such records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

                 In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

                 (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                (ii) all signatories to such documents have been duly authorized; and

               (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                 Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                 The foregoing opinions are subject to the following comments and qualifications:

                 (A) The enforceability of Section 9.04(b) of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                 (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                 (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the second sentence of Section 2.13 of the Credit Agreement, and (iii) the first sentence of Section 9.12(a) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of a federal court of the United States of America sitting in New York City to adjudicate any controversy related to any of the Credit Documents.

                 The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                 At the request of our client, this opinion letter is, pursuant to Section 4.01(a)(v) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                      Very truly yours,